Filed Pursuant to Rule 424(b)(3)
Registration No. 333-189891

COLE CREDIT PROPERTY TRUST V, INC.
SUPPLEMENT NO. 19 DATED NOVEMBER 19, 2014
TO THE PROSPECTUS DATED MARCH 17, 2014
This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust V, Inc. dated March 17, 2014. This Supplement No. 19 supersedes and replaces all previous supplements to the prospectus. On November 13, 2014, we filed with the United States Securities and Exchange Commission (the SEC) our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014. This Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 19. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented herein.
The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Credit Property Trust V, Inc.;
(2)	a potential indirect change of control for our advisor, dealer manager and sponsor;
(3)	updates to our suitability standards for New Jersey and Michigan investors;
(4)	recent real property investments and debt;
(5)	updates to our risk factors;
(6)	updates to our management;
(7)	compensation, fees, and reimbursements paid or payable to CR V Advisors and its affiliates as of September 30, 2014;
(8)	an update to our investment objectives and policies;
(9)	updated selected financial data;
(10)	updates to the Prior Performance Summary;
(11)	updated distributions and share redemptions information;
(12)	an update regarding our distribution reinvestment plan;
(13)	updates to the prior performance information and tables;
(14)
the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively; and

(15)	our updated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as disclosed in Annex A.
OPERATING INFORMATION
Status of Our Public Offering
The registration statement for our initial public offering of $2,975,000,000 in shares of common stock was declared effective by the SEC on March 17, 2014. We are offering up to 100,000,000 shares in our primary offering and up to 20,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. As of November 17, 2014, we had accepted investors’ subscriptions for, and issued, a total of approximately 6.8 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $170.5 million (including shares issued pursuant to our distribution reinvestment plan). As of November 17, 2014, approximately 113.2 million shares of our common stock remained available for sale in the offering for approximately $2.8 billion.
We will offer shares of our common stock pursuant to the offering until March 17, 2016, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by March 17, 2016, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

PROSPECTUS UPDATES
Potential Indirect Change of Control for Our Advisor, Dealer Manager and Sponsor
The prospectus is hereby supplemented to include the following information regarding the ownership of our external advisor, dealer manager and sponsor. All applicable references in the prospectus are hereby supplemented and revised accordingly.
An affiliate of American Realty Capital Properties, Inc. (ARCP) entered into a definitive agreement (the RCAP Agreement), dated as of September 30, 2014, with RCS Capital Corporation (RCAP) pursuant to which RCAP would acquire Cole Capital®, our sponsor. The acquisition would include our external advisor, Cole REIT Advisors V, LLC, and our dealer manager, Cole Capital Corporation. Despite the indirect change of control that would occur for our advisor, dealer manager and sponsor upon consummation of the transaction contemplated by the RCAP Agreement, such entities are expected to continue to serve in their respective capacities to us following the transaction.
Additionally, the parties entered into a strategic arrangement by which an indirect wholly-owned subsidiary of ARCP would act as sub-advisor (the Sub-advisor) to the non-traded real estate investment trusts sponsored by Cole Capital® (the Managed Funds), including us, and acquire and property manage real estate assets for the Managed Funds. As set forth in the RCAP Agreement, the Sub-advisor and RCAP (by way of its ownership of our advisor) would equally share the acquisition and advisory fees and expenses currently provided pursuant to our advisory agreement. In addition, the Sub-advisor would receive a portion of any disposition and incentive fees that may later become due to RCAP for advising us. The Sub-advisor would also receive all acquisition fees and expenses for property acquisitions under any purchase and sale agreement or letter of intent executed on or prior to September 30, 2014. All fees and expenses payable to RCAP or the Sub-advisor under the sub-advisory arrangement would be limited to the total amounts payable to our advisor under the advisory agreement, which would not change as a result of this arrangement. The completion of the transaction contemplated by the RCAP Agreement is subject to various closing conditions.
On October 22, 2014, our advisor entered into an interim sub-advisory agreement (the Interim Agreement) with RCAP Cole REIT Advisors V, LLC, a subsidiary of RCAP (the RCAP Sub-advisor), in connection with the first closing under the RCAP Agreement. Pursuant to the Interim Agreement, the RCAP Sub-advisor agreed to use commercially reasonable best efforts to manage and supervise our operations and administration, other than the acquisition, our operation and disposition of assets, pending the final closing under the RCAP Agreement. The Interim Agreement provides for substantially the same allocation of advisory services and compensation as contemplated under the RCAP agreement.
On November 3, 2014, RCAP publicly announced that it had notified ARCP of its purported termination of the RCAP Agreement, and that the RCAP Sub-advisor would not act as our sub-advisor. Also on November 3, 2014, ARCP publicly announced that it had informed RCAP that RCAP’s attempt to terminate the RCAP Agreement constitutes a breach of the RCAP Agreement.
On November 11, 2014, ARCP filed a complaint in the Court of Chancery of the State of Delaware against RCAP alleging that RCAP’s attempt to terminate the RCAP Agreement constitutes a breach of the RCAP Agreement and seeking, among other things, specific performance of the RCAP Agreement or, in the alternative, money damages.
Suitability Standards
The prospectus is hereby supplemented by deleting in its entirety the requirement that investors in Michigan must have a liquid net worth of at least 10 times their investment us, as currently provided in the “Suitability Standards” section beginning on page i of the prospectus and the Subscription Agreements previously attached as Appendices B, C, D and E to the prospectus. The revised subscription agreements attached hereto reflect the removal of such suitability standard.
The following information supersedes and replaces the seventh bullet point under the third paragraph of the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus.
New Jersey — Investors must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10.0% of their liquid net worth in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

2

Recent Real Property Investments and Debt
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 15 of the prospectus.
Description of Real Estate Investments
As of November 17, 2014, we, through separate wholly-owned limited liability companies of ours and our operating partnership, owned 57 properties, located in 22 states, consisting of approximately 1.3 million gross rentable square feet of commercial space, which are listed below.

Property Description	Tenant Industry	Number of Tenants	Tenant(s)	Rentable Square Feet (1)	Purchase Price
Dollar General — Moundridge, KS	Discount Store	1	DG Retail, LLC	9,100	$933,455
Advance Auto — Fairmont, NC	Automotive	1	Advance Stores Company, Incorporated	6,960	1,246,379
Dollar General — Logansport, IN	Discount Store	1	Dolgencorp, LLC	9,100	1,120,090
Tractor Supply — Midland, NC	Home and Garden	1	Tractor Supply Company	19,097	3,136,364
Academy Sports — Cartersville, GA	Sporting Goods	1	Academy, Ltd.	71,695	10,496,000
Walgreens — Kilgore, TX	Drugstore	1	Walgreen Co.	14,820	6,234,000
CVS — Riverton, NJ	Drugstore	1	New Jersey CVS Pharmacy, LLC	12,900	6,080,000
Stop & Shop — North Kingstown, RI	Convenience Store	1	The Stop & Shop Supermarket Company LLC	1,732	2,628,573
Walgreens — Edmond, OK	Drugstore	1	Walgreen Co.	14,722	4,641,895
Family Dollar — Salina, UT	Discount Store	1	Family Dollar, Inc.	8,320	1,400,001
Family Dollar — Morgan, UT	Discount Store	1	Family Dollar, Inc.	8,000	1,275,000
Dollar General — Wakarusa, IN	Discount Store	1	Dolgencorp, LLC	9,100	1,346,449
Dollar General — Wolcottville, IN	Discount Store	1	Dolgencorp, LLC	9,026	1,191,609
Dollar General — Elmwood, IL	Discount Store	1	DG Retail, LLC	9,100	1,071,381
Mattress Firm — Raleigh, NC	Specialty Retailer	1	Mattress Firm, Inc.	4,500	1,959,677
Family Dollar — Roswell, NM	Discount Store	1	Family Dollar Stores of New Mexico, Inc.	8,320	1,254,368
Dollar General — Pipestone, MN	Discount Store	1	DG Retail, LLC	9,002	1,187,756
Kroger — Bay City, MI	Grocery	1	The Kroger Co. of Michigan	64,608	6,535,104
Houma Crossing — Houma, LA	Various	15	Various	186,430	24,650,000
Dollar General — Junction City, OH	Discount Store	1	Dolgen Midwest, LLC	9,026	991,500
Walgreens — Delavan, WI	Drugstore	1	Walgreen Co.	14,820	4,569,420
Walgreens — Whiteville, NC	Drugstore	1	Walgreen Co.	14,820	4,863,569
Walgreens — Salisbury, NC	Drugstore	1	Walgreen Co.	14,820	4,669,026
Walgreens — Kokomo, IN	Drugstore	1	Walgreen Co.	14,820	3,890,855
Walgreens — Richmond, IN	Drugstore	1	Walgreen Co.	14,820	5,447,198
Walgreens — Baton Rouge, LA	Drugstore	1	Walgreen Louisiana Co.	14,820	5,547,582
Walgreens — Sulphur, LA	Drugstore	1	Walgreen Louisiana Co.	14,820	4,356,202
Walgreens — Houma, LA	Drugstore	1	Walgreen Louisiana Co.	14,490	4,970,957
Walgreens — Lubbock, TX	Drugstore	1	Walgreen Co.	14,820	5,053,924
Walgreens — San Antonio, TX	Drugstore	1	Walgreen Co.	14,490	9,166,854
Dollar General — Huntington, WV	Discount Store	1	Dolgencorp, LLC	9,100	1,418,208
United Oil Portfolio — Various (2)	Gas and Convenience	1	Arpo, LLC	19,233	52,677,165
Burger King — Yukon, OK	Restaurant	1	O&M Restaurant Group LLC	3,783	1,216,957
Winn-Dixie — Amite, LA	Grocery	1	Winn-Dixie Louisiana, Inc.	47,524	3,102,438

3

Property Description	Tenant Industry	Number of Tenants	Tenant(s)	Rentable Square Feet (1)	Purchase Price
Raising Cane’s — Murphy, TX	Restaurant	1	Raising Cane’s Restaurants LLC	2,807	$2,896,000
Fresh Thyme — Lafayette, IN	Grocery	1	Lakes Venture, LLC	28,888	6,831,621
Bass Pro Shops — Portage, IN	Sporting Goods	1	Bass Pro Outdoor World, LLC	130,000	6,930,000
Brynwood Square — Rockford, IL	Various	15	Various	121,410	12,689,324
Blankenbaker Plaza — Louisville, KY	Various	11	Various	88,275	16,622,986
Dollar General — Clarion, IA	Discount Store	1	Dolgencorp, LLC	9,100	1,091,468
Dollar General — Braham, MN	Discount Store	1	DG Retail, LLC	9,026	1,080,333
Dollar General — Selma, AL	Discount Store	1	Dolgencorp, LLC	9,026	1,211,562
Lawton Marketplace — Lawton, OK	Various	21	Various	188,413	33,700,000
Dollar General — Virden, IL	Discount Store	1	DG Retail, LLC	9,100	1,300,973
Dollar General — Willard, MO	Discount Store	1	Dolgencorp, LLC	9,100	1,247,608
				1,317,883	$275,931,831

(1)	Includes square feet of buildings that are on land subject to ground leases.

(2)
The United Oil Portfolio consists of 14 single-tenant commercial properties located in California, which are subject to a master lease agreement. As of November 17, 2014, we have acquired 13 of the properties in the portfolio, which are shown in the table above. We expect to acquire the remaining property on or prior to November 30, 2014.

The following subsections are hereby inserted in our prospectus immediately following the section of our prospectus captioned “Investment Objectives and Policies — Change in Investment Policies” on page 122 of the prospectus.
Real Property Investments
As of November 17, 2014, we, through separate wholly-owned limited liability companies of ours and our operating partnership, owned 57 properties, located in 22 states, consisting of approximately 1.3 million gross rentable square feet of commercial space. The properties were acquired through the use of proceeds from our initial public offering and and debt borrowings.

Property Description	Date Acquired	Year Built/Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Dollar General — Moundridge, KS	March 18, 2014	2014	$933,455	$23,336	7.15%	7.22%	100%
Advance Auto — Fairmont, NC	March 18, 2014	2004	1,246,379	31,159	7.18%	7.18%	100%
Dollar General — Logansport, IN	March 31, 2014	2014	1,120,090	28,002	7.20%	7.27%	100%
Tractor Supply — Midland, NC	June 20, 2014	2013	3,136,364	78,409	6.60%	7.39%	100%
Academy Sports — Cartersville, GA	June 27, 2014	2014	10,496,000	262,400	7.00%	7.00%	100%
Walgreens — Kilgore, TX	June 27, 2014	2007	6,234,000	155,850	6.40%	6.40%	100%
CVS — Riverton, NJ	June 30, 2014	2007	6,080,000	152,000	6.31%	6.31%	100%
Stop & Shop — North Kingstown, RI	August 6, 2014	1979	2,628,573	65,714	7.00%	7.67%	100%
Walgreens — Edmond, OK	August 8, 2014	2007	4,641,895	116,047	6.03%	6.03%	100%
Family Dollar — Salina, UT	August 18, 2014	2014	1,400,001	35,000	8.00%	8.00%	100%
Family Dollar — Morgan, UT	August 18, 2014	2013	1,275,000	31,875	8.00%	8.00%	100%
Dollar General — Wakarusa, IN	September 3, 2014	2012	1,346,449	33,661	7.21%	7.30%	100%
Dollar General — Wolcottville, IN	September 3, 2014	2013	1,191,609	29,790	7.21%	7.29%	100%
Dollar General — Elmwood, IL	September 3, 2014	2012	1,071,381	26,785	7.53%	7.61%	100%
Mattress Firm — Raleigh, NC	September 12, 2014	2014	1,959,677	48,992	7.75%	8.25%	100%
Family Dollar — Roswell, NM	September 12, 2014	2014	1,254,368	31,359	8.16%	8.16%	100%
Dollar General — Pipestone, MN	September 19, 2014	2014	1,187,756	29,694	7.20%	7.20%	100%
Kroger — Bay City, MI	September 24, 2014	2012	6,535,104	163,378	6.25%	6.25%	100%

4

Property Description	Date Acquired	Year Built/Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Houma Crossing — Houma, LA	September 25, 2014	2008	$24,650,000	$616,250	7.58%	7.16%	95%
Dollar General — Junction City, OH	September 25, 2014	2014	991,500	24,788	7.20%	7.32%	100%
Walgreens — Delavan, WI	September 26, 2014	2006	4,569,420	114,236	6.43%	6.43%	100%
Walgreens — Whiteville, NC	September 26, 2014	2007	4,863,569	121,589	6.43%	6.43%	100%
Walgreens — Salisbury, NC	September 26, 2014	2006	4,669,026	116,726	6.43%	6.43%	100%
Walgreens — Kokomo, IN	September 26, 2014	2006	3,890,855	97,271	6.43%	6.43%	100%
Walgreens — Richmond, IN	September 26, 2014	2006	5,447,198	136,180	6.43%	6.43%	100%
Walgreens — Baton Rouge, LA	September 26, 2014	2006	5,547,582	138,690	6.43%	6.43%	100%
Walgreens — Sulphur, LA	September 26, 2014	2006	4,356,202	108,905	6.43%	6.43%	100%
Walgreens — Houma, LA	September 26, 2014	2007	4,970,957	124,274	6.43%	6.43%	100%
Walgreens — Lubbock, TX	September 26, 2014	2006	5,053,924	126,348	6.43%	6.43%	100%
Walgreens — San Antonio, TX	September 26, 2014	2005	9,166,854	229,171	6.43%	6.43%	100%
Dollar General — Huntington, WV	September 29, 2014	2014	1,418,208	35,455	7.20%	7.27%	100%
United Oil Portfolio — Various (5)	September 30, 2014	Various	52,677,165	1,316,929	6.35%	7.09%	100%
Burger King — Yukon, OK	September 30, 2014	2000	1,216,957	30,424	7.45%	8.06%	100%
Winn-Dixie — Amite, LA	September 30, 2014	1994	3,102,438	77,561	8.00%	8.00%	100%
Raising Cane’s — Murphy, TX	September 30, 2014	2014	2,896,000	72,400	7.15%	7.46%	100%
Fresh Thyme — Lafayette, IN	October 17, 2014	2014	6,831,621	170,791	7.40%	7.84%	100%
Bass Pro Shops — Portage, IN	October 22, 2014	2006	6,930,000	173,250	10.10%	10.10%	100%
Brynwood Square — Rockford, IL	October 23, 2014	1983	12,689,324	317,233	7.67%	7.15%	100%
Blankenbaker Plaza — Louisville, KY	October 23, 2014	2007	16,622,986	415,575	7.22%	6.87%	100%
Dollar General — Clarion, IA	October 24, 2014	2014	1,091,468	27,287	7.20%	7.20%	100%
Dollar General — Braham, MN	October 24, 2014	2014	1,080,333	27,008	7.20%	7.20%	100%
Dollar General — Selma, AL	November 4, 2014	2014	1,211,562	30,289	7.15%	7.15%	100%
Lawton Marketplace — Lawton, OK	November 5, 2014	2013	33,700,000	842,500	7.38%	7.70%	99%
Dollar General — Virden, IL	November 14, 2014	2014	1,300,973	32,524	7.20%	7.20%	100%
Dollar General — Willard, MO	November 14, 2014	2014	1,247,608	31,190	7.25%	7.25%	100%
			$275,931,831	$6,898,295

(1)	Purchase price does not include acquisition-related expenses.

(2)
Fees and expenses paid to sponsor are payments made to an affiliate of our advisor for acquisition fees and expenses in connection with the property acquisition. For more detailed information on fees and expenses paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 89 of the prospectus.

(3)
Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred in the first year of ownership, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(4)
Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancelable lease term at the property divided by the property’s purchase price, plus the cost of significant capital improvements expected to be incurred over the non-cancelable lease term, if any, and exclusive of acquisition fees paid to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net

5

leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(5)
The United Oil Portfolio consists of 14 single-tenant commercial properties located in California, which are subject to a master lease agreement. As of November 17, 2014, we have acquired 13 of the properties in the portfolio, which are shown in the table above. We expect to acquire the remaining property on or prior to November 30, 2014.

The following table sets forth the principal provisions of the lease terms for the tenants at the properties listed above:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Dollar General — Moundridge, KS	DG Retail, LLC	9,100	100%	4/5 yr.	$66,742	$7.33	3/18/2014	–	2/28/2024
					$68,744	$7.55	3/1/2024	–	2/28/2029
Advance Auto — Fairmont, NC	Advance Stores Company, Incorporated	6,960	100%	4/5 yr.	$89,490	$12.86	3/18/2014	–	10/31/2023
Dollar General — Logansport, IN	Dolgencorp, LLC	9,100	100%	5/5 yr.	$80,646	$8.86	3/31/2014	–	2/28/2024
					$83,066	$9.13	3/1/2024	–	2/28/2029
Tractor Supply — Midland, NC	Tractor Supply Company	19,097	100%	4/5 yr.	$207,000	$10.84	6/20/2014	–	4/30/2018
					$228,000	$11.94	5/1/2018	–	4/30/2023
					$254,400	$13.32	5/1/2023	–	4/30/2028
Academy Sports — Cartersville, GA	Academy, Ltd.	71,695	100%	3/5 yr.	$734,874	$10.25	6/27/2014	–	4/30/2029
Walgreens — Kilgore, TX	Walgreen Co.	14,820	100%	(5)	$399,000	$26.92	6/27/2014	–	9/30/2032
CVS — Riverton, NJ	New Jersey CVS Pharmacy, LLC	12,900	100%	4/5 yr.	$383,388	$29.72	6/30/2014	–	1/31/2033
Stop & Shop — North Kingstown, RI	The Stop & Shop Supermarket Company, LLC	1,732	100%	6/5 yr.	$184,000	$106.24	8/6/2014	–	10/31/2018
					$199,000	$114.90	11/1/2018	–	10/31/2023
					$219,000	$126.44	11/1/2023	–	10/31/2028
Walgreens — Edmond, OK	Walgreen Co.	14,722	100%	(5)	$280,000	$19.02	8/8/2014	–	7/31/2032
Family Dollar — Salina, UT	Family Dollar, Inc.	8,320	100%	6/5 yr.	$112,000	$13.46	8/18/2014	–	5/31/2024
Family Dollar — Morgan, UT	Family Dollar, Inc.	8,000	100%	6/5 yr.	$102,000	$12.75	8/18/2014	–	3/31/2023
Dollar General — Wakarusa, IN	Dolgencorp, LLC	9,100	100%	4/5 yr.	$97,079	$10.67	9/3/2014	–	5/31/2022
					$99,991	$10.99	6/1/2022	–	5/31/2027
Dollar General — Wolcottville, IN	Dolgencorp, LLC	9,026	100%	4/5 yr.	$85,915	$9.52	9/3/2014	–	5/31/2023
					$88,492	$9.80	6/1/2023	–	5/31/2028
Dollar General — Elmwood, IL	DG Retail, LLC	9,100	100%	4/5 yr.	$80,675	$8.87	9/3/2014	–	5/31/2023
					$83,095	$9.13	6/1/2023	–	5/31/2028
Mattress Firm — Raleigh, NC	Mattress Firm, Inc.	4,500	100%	2/5 yr.	$151,875	$33.75	9/12/2014	–	8/31/2019
					$167,040	$37.12	9/1/2019	–	8/31/2024
					$183,780	$40.84	9/1/2024	–	8/31/2025
Family Dollar — Roswell, NM	Family Dollar Stores of New Mexico, Inc.	8,320	100%	6/5 yr.	$102,321	$12.30	9/12/2014	–	6/30/2024

6

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Dollar General — Pipestone, MN	DG Retail, LLC	9,002	100%	3/5 yr.	$85,518		$9.50		9/19/2014	–	9/30/2029
Kroger — Bay City, MI	The Kroger Co. of Michigan	64,608	100%	5/5 yr.	$408,444		$6.32		9/24/2014	–	11/30/2024
Houma Crossing — Houma, LA	Hob-Lob, Limited Partnership	56,676	30%	3/5 yr.	$453,408		$8.00		9/25/2014	–	6/30/2017
					$481,746		$8.50		7/1/2017	–	6/30/2022
	Kohl’s Department Stores, Inc.	— (6)	30% (7)	8/5 yr.	$170,000		$3.05	(7)	9/25/2014	–	1/31/2024
					$178,250		$3.20	(7)	2/1/2024	–	1/31/2034
Dollar General — Junction City, OH	Dolgen Midwest, LLC	9,026	100%	5/5 yr.	$71,392		$7.91		9/25/2014	–	9/30/2024
					$73,533		$8.15		10/1/2024	–	9/30/2029
Walgreens — Delavan, WI	Walgreen Co.	14,820	100%	10/5 yr.	$293,600		$19.81		9/26/2014	–	5/31/2031
Walgreens — Whiteville, NC	Walgreen Co.	14,820	100%	10/5 yr.	$312,500		$21.09		9/26/2014	–	12/31/2031
Walgreens — Salisbury, NC	Walgreen Co.	14,820	100%	10/5 yr.	$300,000		$20.24		9/26/2014	–	4/30/2031
Walgreens — Kokomo, IN	Walgreen Co.	14,820	100%	10/5 yr.	$250,000		$16.87		9/26/2014	–	1/31/2032
Walgreens — Richmond, IN	Walgreen Co.	14,820	100%	10/5 yr.	$350,000		$23.62		9/26/2014	–	12/31/2031
Walgreens — Baton Rouge, LA	Walgreen Louisiana Co.	14,820	100%	10/5 yr.	$356,450		$24.05		9/26/2014	–	2/28/2031
Walgreens — Sulphur, LA	Walgreen Louisiana Co.	14,820	100%	(5)	$279,900		$18.89		9/26/2014	–	1/31/2032
Walgreens — Houma, LA	Walgreen Louisiana Co.	14,490	100%	(5)	$319,400		$22.04		9/26/2014	–	2/28/2032
Walgreens — Lubbock, TX	Walgreen Co.	14,820	100%	(5)	$324,731		$21.91		9/26/2014	–	8/31/2031
Walgreens — San Antonio, TX	Walgreen Co.	14,490	100%	10/5 yr.	$589,000		$40.65		9/26/2014	–	4/30/2031
Dollar General — Huntington, WV	Dolgencorp, LLC	9,100	100%	5/5 yr.	$102,111		$11.22		9/29/2014	–	8/31/2024
					$105,174		$11.56		9/1/2024	–	8/31/2029
United Oil Portfolio — Various	Arpo, LLC	19,233	100%	3/5 yr.	$3,345,000	(8)	$173.92		9/30/2014	–	6/29/2034
Burger King — Yukon, OK	O&M Restaurant Group LLC	3,783	100%	4/5 yr.	$90,663	(9)	$23.97		10/1/2014	–	9/30/2034
Winn-Dixie — Amite, LA	Winn-Dixie Louisiana, Inc.	47,524	100%	5/5 yr.	$248,195		$5.22		9/30/2014	–	8/31/2024
Raising Cane’s — Murphy, TX	Raising Cane’s Restaurants, LLC	2,807	100%	5/5 yr.	$207,096	(10)	$73.78		9/30/2014	–	7/31/2029
Fresh Thyme — Lafayette, IN	Lakes Venture, LLC	28,888	100%	4/5 yr.	$505,540		$17.50		10/17/2014	–	10/31/2019
					$537,606		$18.61		11/1/2019	–	10/31/2024
					$564,183		$19.53		11/1/2024	–	10/31/2029

7

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Bass Pro Shops — Portage, IN	Bass Pro Outdoor World, LLC	130,000	100%	6/5 yr.	$700,000	$5.38	10/22/2014	–	2/14/2027
Brynwood Square — Rockford, IL	Schnuck Markets, Inc.	71,800	59%	5/5 yr.	$497,000	$6.92	10/23/2014	–	11/30/2021
Blankenbaker Plaza — Louisville, KY	Wal-mart Stores East, LP	48,203	55%	13/5 yr.	$494,081	$10.25	10/23/2014	–	7/2/2027
	Geo. C. Richards Company, Inc.	11,625	13%	2/5 yr.	$191,813	$16.50	10/23/2014	–	7/31/2016
	Fitness 19 KY 204, LLC	8,912	10%	2/5 yr.	$151,609	$17.01	10/23/2014	–	11/30/2014
					$152,521	$17.11	12/1/2014	–	12/31/2014
					$161,040	$18.07	1/1/2015	–	12/31/2024
Dollar General — Clarion, IA	Dolgencorp, LLC	9,100	100%	3/5 yr.	$78,586	$8.64	11/1/2014	–	10/31/2029
Dollar General — Braham, MN	DG Retail, LLC	9,026	100%	3/5 yr.	$77,784	$8.62	11/1/2014	–	10/31/2029
Dollar General — Selma, AL	Dolgencorp, LLC	9,026	100%	5/5 yr.	$86,627	$9.60	11/4/2014	–	10/31/2029
Lawton Marketplace — Lawton, OK	Academy, LTD	62,168	33%	3/5 yr.	$543,970	$8.75	11/5/2014	–	1/31/2020
					$575,054	$9.25	2/1/2020	–	1/31/2025
					$606,138	$9.75	2/1/2025	–	1/31/2030
	The TJX Companies, Inc.	24,000	13%	4/5 yr.	$216,000	$9.00	11/5/2014	–	8/31/2018
					$228,000	$9.50	9/1/2018	–	8/31/2023
Dollar General — Virden, IL	DG Retail, LLC	9,100	100%	3/5 yr.	$93,670	$10.29	11/14/2014	–	10/31/2029
Dollar General — Willard, MO	Dolgencorp, LLC	9,100	100%	3/5 yr.	$90,452	$9.94	11/14/2014	–	10/31/2029

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents the number of renewal options and the term of each option.

(3)
Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

(5)
Lease continues for 50 years following the end of the non-cancelable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12-months prior notice.

(6)	Subject to a ground lease.

(7)	Percentage of total rentable square feet and effective annual base rent per square foot calculated based on square feet of a building that is on land subject to a ground lease.

(8)
The annual base rent under the master lease increases annually by 1.5% of the then-current annual base rent for the first five years of the lease term and then the annual base rent under the master lease increases every five years by 7.5% of the then-current annual base rent. The annual base rent excludes the amount of annual base rent related to the one property that has not been acquired yet.

(9)	The annual base rent under the lease increases every five years by 5% of the then-current annual base rent.

(10)	The annual base rent under the lease increases every five years by approximately 4% of the then-current annual base rent.

8

Tenant Lease Expirations
The following table sets forth the aggregate lease expirations for each of our properties acquired as of November 17, 2014 for each of the next 10 years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2014	—	—	$—	—%
2015	1	9,100	$75,803	—%
2016	6	23,250	$408,746	2%
2017	11	72,870	$926,680	5%
2018	9	29,310	$544,538	3%
2019	8	30,322	$541,604	3%
2020	4	11,686	$233,635	1%
2021	2	82,463	$589,951	3%
2022	5	87,920	$1,005,073	5%
2023	6	61,060	$755,860	4%
2024	12	186,577	$1,835,137	9%
Thereafter	39	711,352	$12,767,871	65%
	103	1,305,910	$19,684,898	100%
Depreciable Tax Basis
For federal income tax purposes, the aggregate depreciable basis in the 57 properties described in this prospectus supplement is approximately $219.7 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method, mid-month convention for 40-year property and a straight-line method, half-year convention for all other property. Except as noted below, we currently have no additional plans for any significant renovations, improvements or development of the properties described in this prospectus supplement that would be an additional cost to us and we believe the properties described in this prospectus supplement are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire. The preliminary depreciable basis in these properties is estimated, as of November 17, 2014, as follows:

Property	Depreciable Tax Basis
Dollar General — Moundridge, KS	$769,167
Advance Auto — Fairmont, NC	1,027,016
Dollar General — Logansport, IN	922,954
Tractor Supply — Midland, NC	2,584,364
Academy Sports — Cartersville, GA	8,648,704
Walgreens — Kilgore, TX	5,136,816
CVS — Riverton, NJ	5,009,920
Stop & Shop — North Kingstown, RI	2,165,944
Walgreens — Edmond, OK	3,824,921
Family Dollar — Salina, UT	1,153,601
Family Dollar — Morgan, UT	1,050,600
Dollar General — Wakarusa, IN	1,109,474
Dollar General — Wolcottville, IN	981,886
Dollar General — Elmwood, IL	882,818
Mattress Firm — Raleigh, NC	1,614,774
Family Dollar — Roswell, NM	1,033,599
Dollar General — Pipestone, MN	978,711
Kroger — Bay City, MI	5,384,926

9

Property	Depreciable Tax Basis
Houma Crossing — Houma, LA	$14,238,164	(1)
Dollar General — Junction City, OH	816,996
Walgreens — Delavan, WI	3,765,202
Walgreens — Whiteville, NC	4,007,581
Walgreens — Salisbury, NC	3,847,277
Walgreens — Kokomo, IN	3,206,065
Walgreens — Richmond, IN	4,488,491
Walgreens — Baton Rouge, LA	4,571,208
Walgreens — Sulphur, LA	3,589,510
Walgreens — Houma, LA	4,096,069
Walgreens — Lubbock, TX	4,164,433
Walgreens — San Antonio, TX	7,553,488
Dollar General — Huntington, WV	1,168,603
United Oil Portfolio — Various	43,405,984
Burger King — Yukon, OK	1,002,773
Winn-Dixie — Amite, LA	2,556,409
Raising Cane’s — Murphy, TX	2,386,304
Fresh Thyme — Lafayette, IN	5,601,929
Bass Pro Shops — Portage, IN	5,682,600
Brynwood Square — Rockford, IL	10,405,246	(2)
Blankenbaker Plaza — Louisville, KY	13,630,849	(3)
Dollar General — Clarion, IA	895,004
Dollar General — Braham, MN	885,873
Dollar General — Selma, AL	998,327
Lawton Marketplace — Lawton, OK	26,397,021	(4)
Dollar General — Virden, IL	1,066,798
Dollar General — Willard, MO	1,023,039
	$219,731,438

(1) Depreciable basis excludes any ground leases. In addition, capital improvements and renovations of approximately $2.3 million are expected to be completed on this property during the lease term. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(2) Capital improvements and renovations of approximately $1.7 million are expected to be completed on this property during the lease term. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(3) Capital improvements and renovations of approximately $1.1 million are expected to be completed on this property during the lease term. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(4) Depreciable basis excludes any ground leases.

Debt
Revolving Credit Facility
On April 25, 2014, our operating partnership entered into a secured revolving credit facility (the Credit Facility) providing for up to $50.0 million of borrowings pursuant to a credit agreement (the Credit Agreement) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, swing line lender, letter of credit issuer, syndication agent and documentation agent, and other lending institutions that may become parties to the Credit Agreement.
The Credit Facility allows our operating partnership to borrow up to $50.0 million in revolving loans (the Revolving Loans) with the maximum amount outstanding not to exceed the borrowing base (the Borrowing Base), calculated as: (i) 70% of the aggregate value allocated to each qualified property comprising eligible collateral (each, a Qualified Property and collectively, the Qualified Properties) during the period from April 25, 2014 through April 24, 2015; (ii) 65% of the aggregate

10

value allocated to the Qualified Properties during the period from April 25, 2015 through April 24, 2016; and (iii) 60% of the aggregate value allocated to the Qualified Properties thereafter. The aggregate value of the Qualified Properties is either the net operating income of the respective Qualified Property, as defined in the Credit Agreement, divided by 7.5%, or the purchase price of the respective Qualified Property, depending upon our length of ownership of the respective Qualified Property. Up to 15% of the total amount available may be used for issuing letters of credit and up to 10% of the Credit Facility, not to exceed $50.0 million, may be used for issuing short term (ten business day) advances (the Swing Line Loans). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million. Additionally, subject to meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an aggregate value of $500.0 million, the secured Credit Facility may be converted to an unsecured credit facility, at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility, letters of credit and Swing Line Loans mature on April 25, 2017; however, our operating partnership may elect to extend the maturity dates of such loans to April 25, 2019, subject to satisfying certain conditions described in the Credit Agreement.
The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a eurodollar rate loan as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by our operating partnership, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the Eurodollar Applicable Rate). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as our total consolidated outstanding indebtedness divided by our total consolidated asset value (the Leverage Ratio), and ranges from 1.90% at a Leverage Ratio of 50% or less to 2.75% at a Leverage Ratio greater than 65%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of: (i) JPMorgan Chase’s Prime Rate; (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (iii) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the Base Rate Applicable Rate). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50% or less to 1.75% at a Leverage Ratio greater than 65%. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time until the default is cured. Similarly, the letter of credit fees will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time.
Our operating partnership paid certain fees under the Credit Agreement, including up-front fees. Our operating partnership will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Credit Facility (the Unused Fee). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360 day year) equal to 0.30%. Our operating partnership also must pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Credit Facility.
Our operating partnership has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty, provided that: (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.
On October 17, 2014, our operating partnership entered into a second modification and lender joinder agreement to the Credit Agreement (the Modification Agreement) with JPMorgan Chase, as administrative agent, and Bank of America, N.A. and Capital One, N.A., as new lenders, in order to increase the maximum principal amount of the Credit Facility to $300.0 million in revolving loans (the Amended Credit Facility). As of November 17, 2014, the Borrowing Base under the Amended Credit Facility based on the underlying collateral pool for qualified properties was approximately $131.1 million and the amount outstanding under the Amended Credit Facility was $88.5 million.
Series C Loan
On March 18, 2014, our operating partnership entered into a $10.0 million subordinated revolving line of credit with Series C, LLC, an affiliate of our advisor. On September 24, 2014, our operating partnership entered into a modification agreement in order to increase the maximum principal amount of the subordinated revolving line of credit to $60.0 million. On November 11, 2014, our operating partnership entered into a second modification agreement to the Series C Loan, in order to extend the maturity date to March 17, 2016 (the Series C Loan). The Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on March 17, 2016. In the event the Series C Loan is not paid off on the maturity date, the loan includes default provisions. Upon the occurrence of an event of default, interest on the Series C Loan will accrue at an annual default interest rate equal to 4.0%

11

above the stated interest rate. The Series C Loan has been approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties under the same circumstances. As of November 17, 2014, we had $20.0 million outstanding under the Series C Loan.
Walgreens Loan
In connection with certain property acquisitions described above, on September 26, 2014, our operating partnership, through certain of its wholly-owned subsidiaries, assumed two mortgage loan agreements each with Capmark Bank, a Utah Industrial Bank (the Lender), in the aggregate principal amount of approximately $42.8 million (collectively, the WG Loan). The WG Loan is collateralized by 10 single-tenant commercial properties, which we purchased for an aggregate collective purchase price of approximately $52.5 million, exclusive of closing costs. The WG Loan bears interest at a fixed rate of 5.66% per annum with interest payments due monthly. The principal amount will be due April 1, 2017, the maturity date. We generally do not have the right to prepay the WG Loan in whole, or in part, prior to February 1, 2017. There is no prepayment penalty due if we elect to prepay the WG Loan in whole on or after February 1, 2017. The WG Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The WG Loan contains customary financial, affirmative and negative covenants and other customary events of default. Upon the occurrence of an event of default, interest on the WG Loan will accrue at an annual default interest rate equal to the lesser of 10.66% per annum or the highest rate permitted by the applicable law governing the WG Loan and any outstanding principal and interest would be payable on the demand of the Lender.
Risk Factors
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust V, Inc.” beginning on page 26 of the prospectus.
We have experienced losses in the past, and we may experience additional losses in the future.
Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated balance sheets and the notes thereto in our Prospectus and Quarterly Reports on Form 10-Q, as filed with the SEC.
The suspension or termination of selling agreements by broker-dealers participating in this offering, or our inability to generate additional selling agreements with prospective broker-dealers, will impact our ability to raise capital in the near term.
On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon, and that such independent investigation is ongoing. Subsequently, our dealer manager was advised by several of the broker-dealers participating in this offering that they would either terminate or suspend their selling dealer agreements with our dealer manager, and by certain prospective broker-dealers that, for a period of time, they would suspend their initial review of this offering prior to entering into a selling dealer agreement with our dealer manager. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to raise a substantial amount of capital, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives and may be unable to reduce our current leverage profile. This could also adversely affect our ability to pay regular distributions from cash flow from operations to investors.
Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of ARCP’s recent announcement that certain of ARCP’s financial statements should no longer be relied upon. To the extent such matters require further attention of the members of our management and the management of our advisor, such persons’ focus on our business strategy may be diminished.
On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon and that such independent investigation is ongoing. Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of such announcement. Should such persons be required to devote further attention to these matters, their focus on our business strategy may be diminished.

12

The following information supersedes and replaces the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust V, Inc. — We may pay some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock” beginning on page 27 of the prospectus.
We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.
To the extent that cash flow from operations has been or is insufficient to fully cover our distributions to our stockholders, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common stock.
As of September 30, 2014, cumulative since inception, we have declared approximately $1.1 million of distributions and we have paid approximately $593,000, of which approximately $312,000 was paid in cash and approximately $281,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $6.5 million as of September 30, 2014, cumulative since inception. As we did not commence principal operations until March 18, 2014, we did not pay any distributions during the period from December 12, 2012 (Date of Inception) to December 31, 2013.
The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Nine Months Ended September 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$312,537	53%	$312,537	53%
Distributions reinvested	280,731	47%	280,731	47%
Total distributions	$593,268	100%	$593,268	100%
Source of distributions:
Proceeds from issuance of common stock	$593,268	100%	$593,268	100%
Net cash used by operating activities for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, was approximately $5.0 million and reflected a reduction for real estate acquisition-related expenses incurred of approximately $6.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows used in operating activities. As such, distributions of approximately $594,000 for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, were funded from proceeds from the offering.
Management
The following information supersedes and replaces the table of officers and directors of our company on page 71 of the prospectus in the “Management — Executive Officers and Directors” section of the prospectus:

Name	Age*	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors, Chief Executive Officer and President
Simon J. Misselbrook	36	Chief Financial Officer and Treasurer
Elizabeth K. Tuppeny	54	Independent Director
Abby M. Wenzel	54	Independent Director
* As of November 17, 2014.

13

The “Management — Executive Officers and Directors” section beginning on page 71 of the prospectus is supplemented with the following information.
Simon J. Misselbrook has served as our chief financial officer and treasurer since September 2014. Mr. Misselbrook also serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
CCPT I	Senior vice president of accounting and principal accounting officer	March 2012 — May 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
CCPT II	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole	Senior vice president of accounting and principal accounting officer	March 2012 — February 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
CCPT IV	Chief financial officer and treasurer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — March 2014
	Vice president of accounting and principal accounting officer	May 2011 — March 2012
Cole Income NAV Strategy	Chief financial officer, treasurer and principal accounting officer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — September 2014
	Vice president of accounting and principal accounting officer	November 2011 — March 2012
CCIT II	Chief financial officer and treasurer	November 2014 — Present
CCIT (subject to approval by Select Income REIT (SIR), a Maryland real estate investment trust)	Chief financial officer and treasurer	November 2014 — Present
Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the REIT industry. Prior to joining Cole Capital and its affiliates in April 2007, he held the position of audit manager at Deloitte & Touche, LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of Certified Public Accountants. He is an active participant in the REIT industry and participates in the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.
The prospectus is hereby supplemented by deleting in their entirety the brief descriptions and references for D. Kirk McAllaster, Jr. and Gavin B. Brandon in the “Management — Executive Officers and Directors” section beginning on page 71 of the prospectus, the “Management — Our Advisor” section beginning on page 79 of the prospectus and the “Beneficial Ownership of Equity Securities” section on page 97 of the prospectus.

14

The following information supersedes and replaces the table of officers and key personnel of our advisor or certain affiliates on page 79 of the prospectus in the “Management — Our Advisor” section of the prospectus.

Name	Age*	Position(s)
Nicholas S. Schorsch	53	Chief Executive Officer
David S. Kay	48	President
Lisa E. Beeson	49	Chief Operating Officer
Thomas W. Roberts	55	Executive Vice President and Head of Real Estate Investments
Richard A. Silfen	51	Executive Vice President, Secretary and General Counsel
Michael T. Ezzell	39	Executive Vice President
T. Glenn Kindred, Jr.	48	Executive Vice President
Joshua E. Levit	30	Assistant General Counsel
Todd J. Weiss	42	General Counsel, Real Estate
* As of November 17, 2014.
The “Management — Our Advisor” section beginning on page 79 of the prospectus is supplemented with the following information.
Joshua E. Levit has served as our secretary since March 2014. He has served as assistant general counsel of our advisor since August 2014. In addition, Mr. Levit serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCIT	Secretary*	March 2014 — Present
CCI Advisors	Assistant General Counsel	August 2014 — Present
CCPT IV	Assistant Secretary*	March 2014 — Present
CCPT IV Advisors	Assistant General Counsel	August 2014 — Present
Cole Income NAV Strategy	Assistant Secretary*	March 2014 — Present
Cole Income NAV Strategy Advisors	Assistant General Counsel	August 2014 — Present
CCIT II	Secretary*	February 2014 — Present
CCI II Advisors	Assistant General Counsel	August 2014 — Present
*Non-Executive Officer.
Mr. Levit has served as assistant general counsel for ARCP since February 2014, when ARCP completed its acquisition of Cole. Prior to transitioning to such role at ARCP, Mr. Levit served as assistant general counsel, vice president of RCS Capital and in other similar positions for the American Realty Capital group of companies from March 2012 until February 2014. From May 2008 until March 2012, Mr. Levit served in various capacities for the Pennsylvania Securities Commission’s Division of Corporation Finance, including Counsel II upon his departure in March 2012. Mr. Levit has extensive experience in forming, raising capital for and seeking strategic alternatives for both non-traded and publicly traded REITs and other direct participation products. Mr. Levit received his Bachelor of Arts from Duke University and his Juris Doctor from the Dickinson School of Law. Mr. Levit is a licensed attorney in the Commonwealth of Pennsylvania and the State of New York.
The prospectus is hereby supplemented by deleting in their entirety the brief descriptions for John M. Pons in the “Management — Our Advisor” section beginning on page 79 of the prospectus.
The following information is added to the first paragraph of Richard A. Silfen’s background information on page 83 of the prospectus.
Mr. Silfen has served as secretary of our advisor since August 2014.
The table listing positions held by Richard A. Silfen for certain affiliates of Cole Capital on page 83 of the prospectus is supplemented with the following information.

Entity	Position	Dates
CCI Advisors, CCPT IV Advisors, CCI II Advisors, Cole Income NAV Strategy Advisors	Secretary	August 2014 — Present

15

Compensation, Fees and Reimbursements Paid or Payable to CR V Advisors and Its Affiliates
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 89 of the prospectus.
We recorded commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the offering stage during the period reflected below.

Nine Months Ended
September 30, 2014
Offering:
Selling commissions	$7,336,650
Selling commissions reallowed by CCC	$7,336,650
Dealer manager fees	$2,180,002
Dealer manager fees reallowed by CCC	$1,130,829
Other offering costs	$2,230,750
As of September 30, 2014, approximately $11.7 million of the amounts shown above had been paid to CR V Advisors and its affiliates and no amounts had been incurred, but not yet paid, for services provided by CR V Advisors or its affiliates in connection with the offering stage and is a liability to us. As we did not commence principal operations until March 18, 2014, we did not incur any selling commissions, dealer manager fees or expense reimbursements in connection with the offering stage during the period from December 12, 2012 (Date of Inception) to December 31, 2013.
We recorded fees and expense reimbursements as shown in the table below for services provided by CR V Advisors or its affiliates related to the acquisition and operations stage during the periods reflected below.

Nine Months Ended
September 30, 2014
Acquisition and Operations:
Acquisition fees and expenses	$4,830,649
Advisory fees and expenses	$130,440
Operating expenses	$143,803
As of September 30, 2014, approximately $5.0 million of the amounts shown above had been paid to CR V Advisors and its affiliates and approximately $103,000 had been incurred, but not yet paid, for services provided by CR V Advisors or its affiliates in connection with the acquisitions and operations stage provided by CR V Advisors or its affiliates. As we did not commence principal operations until March 18, 2014, we did not incur any fees or expense reimbursements in connection with the acquisitions and operations stage during the period from December 12, 2012 (Date of Inception) to December 31, 2013.
Update to Investment Objectives and Policies
The following information supersedes and replaces the second bullet point under the section of our prospectus captioned “Investment Objectives and Policies — Our Potential Competitive Strengths” beginning on page 106 of the prospectus.

•
Experienced Advisor. The members of our advisor’s real estate management team have extensive experience in acquiring, structuring, developing and selling single-tenant commercial properties. Each of Messrs. Schorsch, Kay, Kindred and Roberts and Ms. Beeson has more than 15 years of relevant commercial or real estate experience and collectively lead a team of experienced real estate industry professionals. Additionally, our advisor’s executive management team has extensive public company operating experience, with several of its senior executives having held senior positions at publicly held REITs and REITs sponsored by Cole Capital. Further, our sponsor has built an organization of approximately 400 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and many of these employees will serve as dual employees acting in part on behalf of our advisor.

16

Selected Financial Data
The following information is hereby inserted in our prospectus immediately following the section of our prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 127 of the prospectus.
The following data should be read in conjunction with our condensed consolidated unaudited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, which is attached as Annex A to this Supplement No. 19, and our consolidated balance sheets and notes thereto.
The selected financial data presented below has been derived from our condensed consolidated unaudited interim financial statements as of and for the nine months ended September 30, 2014 and our audited consolidated balance sheet as of December 31, 2013. As we did not commence principal operations until March 18, 2014, we had limited activity as of and during the year ended December 31, 2013.

	As of and for the	As of and for the
	Nine Months Ended	Year Ended
	September 30, 2014	December 31, 2013
Balance Sheet Data:
Total investment in real estate assets, net	$193,703,253	$—
Cash and cash equivalents	$6,412,841	$200,000
Total assets	$207,036,597	$200,000
Credit facility, notes payable and line of credit with affiliate	$112,238,798	$—
Total liabilities	$114,586,948	$—
Stockholders’ equity	$92,168,918	$200,000

Operating Data:
Total revenue	$830,822	$—
General and administrative expenses	$552,918	$—
Property operating expenses	$33,751	$—
Advisory fees and expenses	$130,440	$—
Acquisition-related expenses	$6,035,550	$—
Depreciation and amortization	$437,975	$—
Operating loss	$(6,359,812)	$—
Interest expense	$(117,750)	$—
Net loss	$(6,477,562)	$—

Cash Flow Data:
Net cash used in operating activities	$(5,048,608)	$—
Net cash used in investing activities	$(156,205,397)	$—
Net cash provided by financing activities	$167,466,846	$200,000

Per Share Data:
Net loss - basic and diluted	$(7.21)	$—
Distributions declared per common share	$1.18	$—
Weighted average shares outstanding - basic and diluted	898,864	—
Updates to the Prior Performance Summary
The following information supersedes and replaces the section of our prospectus captioned “Prior Performance Summary” beginning on page 132 of the prospectus.
Prior Investment Programs
The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the public real estate programs managed over the last ten years by our sponsor, Cole Capital, including certain officers and directors of our advisor. The prior performance of the public programs previously sponsored by Cole Capital is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior public real estate programs sponsored by Cole Capital.

17

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.
The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs subject to public reporting requirements, including: (1) experience in raising and investing funds (Table I); (2) annual operating results of prior real estate programs (Table III); (3) results of completed programs (Table IV); and (4) results of sales or disposals of properties (Table V). In addition, the information previously included in Table II related to the compensation paid to the sponsor and its affiliates has been included in Table IV. A separate Table II has not been provided. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like public programs. The following discussion is intended to summarize briefly the objectives and performance of the prior public real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2013, all of the prior public real estate programs had investment objectives similar to those of this program.
Summary Information
Cole Capital is currently sponsoring or has sponsored eight publicly offered REITs, CCPT, CCPT II, Cole, CCIT, CCIT II, Cole Income NAV Strategy, CCPT IV, and CCPT V, during the period from January 1, 2004 to December 31, 2013. As of December 31, 2013, each of the other publicly offered REITs had similar investment objectives to our program. As of December 31, 2013, these prior programs had raised a total of $11.5 billion from approximately 229,000 investors; however, CCIT II and CCPT V had not yet broken escrow, and therefore had not raised any funds from unaffiliated investors. For more detailed information about the experience of our sponsor in raising and investing funds and compensation paid to the sponsor of CCPT II, Cole, and CCIT, see Tables I and IV of the Prior Performance Tables.
During the period from January 1, 2004 to December 31, 2013, the prior public real estate programs purchased 2,302 properties located in 48 states and the U.S. Virgin Islands for an aggregate purchase price of $15.7 billion, excluding any acquisitions by Cole or CCPT II subsequent to their program completion dates. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,287	48.2%
Midwest	623	21.0%
West	229	19.5%
Northeast	162	11.2%
U.S. Virgin Islands	1	0.1%
	2,302	100.0%
Based on the aggregate purchase price of the 2,302 properties, approximately 42.3% were single-tenant retail properties, approximately 23.9% were multi-tenant retail properties, approximately 19.8% were office and/or industrial properties, approximately 13.9% were single-tenant commercial properties and approximately 0.1% was land.
The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs sponsored by Cole Capital as of December 31, 2013:

Type of Property	New	Used	Construction
Retail/Commercial	9.3%	90.6%	—%
Land	—%	1.8%	98.2%
Office/Industrial	19.7%	80.3%	—%
As of December 31, 2013, three of the prior public programs had sold 56 properties for $742.9 million.

18

Prior Public Programs
Cole Credit Property Trust, Inc. (CCPT I)
On April 6, 2004, CCPT I commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2013, CCPT I, which has similar investment objectives to the other public programs, had approximately 1,400 investors, and had acquired 39 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $164.4 million. Additionally, as of December 31, 2013, CCPT I had sold six properties for $42.2 million. On March 17, 2014, CCPT I entered into an agreement and plan of merger (the CCPT Merger Agreement), among CCPT I, ARCP and Desert Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of ARCP (Desert Merger Sub), pursuant to which, among other things, Desert Merger Sub commenced a cash tender offer (the Offer) to purchase all of CCPT I’s outstanding shares of common stock. Following the expiration of the Offer and the exercise of the top-up option provided for in the CCPT Merger Agreement on May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of ARCP (the CCPT Merger).
Cole Credit Property Trust II, Inc. (CCPT II)
On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan through December 6, 2012. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit, a publicly listed REIT. The agreement and plan of merger provided for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation under the name “Spirit Realty Capital, Inc.” On July 17, 2013, the merger and the other transactions contemplated by the agreement and plan of merger were completed. As of July 16, 2013, the day prior to the merger, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and owned 411 single-tenant retail properties, 313 single-tenant commercial properties, and 23 multi-tenant retail properties in 45 states and the U.S. Virgin Islands, or a total of 747 properties, with an aggregate acquisition cost of approximately $3.3 billion.
Cole Real Estate Investments, Inc. (Cole)
On October 1, 2008, Cole commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole ceased issuing shares in its follow-on offering on April 27, 2012, although it continued to offer and sell shares pursuant to its distribution reinvestment plan. On April 5, 2013, Cole completed a transaction whereby Cole Holdings merged with and into CREI, a wholly-owned subsidiary of CCPT III (the Cole Holdings Merger). CCPT III changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange (the NYSE) on June 20, 2013. On October 22, 2013, Cole entered into an agreement and plan of merger with ARCP (the ARCP Merger Agreement). The ARCP Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the ARCP Merger as a wholly-owned subsidiary of ARCP. On February 7, 2014, the ARCP Merger and the other transactions contemplated by the ARCP Merger Agreement were completed. As of June 19, 2013, the date prior to the listing, Cole had raised approximately $5.0 billion from approximately 101,000 investors and owned 801 single-tenant retail properties, 130 single-tenant commercial properties, 73 multi-tenant retail properties, nine office and/or industrial properties and one land parcel in 48 states, or a total of 1,014 properties which includes four consolidated joint ventures, with an aggregate acquisition cost of approximately $8.0 billion. In addition, through seven unconsolidated joint venture arrangements as of December 31, 2013, Cole had interests in 12 properties comprising 2.3 million gross rentable square feet of commercial space.
Cole Corporate Income Trust, Inc. (CCIT)
On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCIT ceased issuing shares in its primary offering on November 21, 2013, although it continued to sell shares of its common stock pursuant to its distribution reinvestment plan. As of December 31, 2013, CCIT had raised approximately $1.9 billion from approximately 38,000 investors and owned 77 office and/or industrial properties in 28 states

19

with an aggregate acquisition cost of approximately $2.4 billion, which included one consolidated joint venture. On August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with SIR and SC Merger Sub LLC (SIR Merger Sub). The CCIT Merger Agreement provides that, subject to satisfaction or waiver of certain conditions, CCIT will be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR (the CCIT Merger). The consummation of the CCIT Merger is subject to certain closing conditions.
Cole Credit Property Trust IV, Inc. (CCPT IV)
On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. As of December 31, 2013, CCPT IV had raised approximately $2.1 billion from approximately 46,000 investors and owned 292 single-tenant retail properties and 45 multi-tenant properties in 38 states, or a total of 337 properties, with an aggregate acquisition cost of approximately $2.2 billion.
Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)
On December 6, 2011, Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of Cole Income NAV Strategy’s common stock varies from day-to-day and, on any given business day, is equal to its net asset value (NAV) divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under Cole Income NAV Strategy’s distribution reinvestment plan is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of December 31, 2013, Cole Income NAV Strategy had raised approximately $67.8 million from approximately 1,200 investors and owned 24 single-tenant commercial properties, 5 office and/or industrial properties and three multi-tenant retail properties, or a total of 32 properties, in 19 states with an aggregate acquisition cost of approximately $103.3 million.
Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)
On September 17, 2013, CCIT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On January 13, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCIT II commenced principal operations.
Cole Credit Property Trust V, Inc. (CCPT V)
On March 17, 2014, CCPT V commenced an initial public offering of shares of its common stock for $25.00 per share, subject to certain volume and other discounts, in a primary offering, and for $23.75 per share pursuant to a distribution reinvestment plan. On March 18, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCPT V commenced principal operations.
Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by CCPT I, CCPT II, Cole, CCPT IV, CCIT, CCIT II and Cole Income NAV Strategy within the last 24 months at www.colecapital.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.
Liquidity Track Record
Prior Public Programs
Of the eight prior public programs sponsored by Cole Capital discussed above, three programs, CCPT I, CCPT II and Cole, have completed liquidity events.
Cole Credit Property Trust II, Inc. (CCPT II)
As noted above, on July 17, 2013, the merger of CCPT II with Spirit was completed. Pursuant to the agreement and plan of merger, each Spirit stockholder received 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equated to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). The shares of the combined company’s common stock traded on July 17, 2013 at $9.27 per share on the NYSE under the symbol “SRC.” As of December 31, 2013, Spirit’s publicly reported stock price was $9.83 per share.

20

Cole Real Estate Investments, Inc. (Cole)
As noted above, on April 5, 2013, CCPT III completed a transaction whereby Cole Holdings merged with and into CREI, a wholly owned subsidiary of CCPT III. CCPT III changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the NYSE on June 20, 2013 at an initial price of $11.50 per share. In connection with the Cole Holdings Merger, the sole stockholder of Cole Holdings and certain of Cole Holdings’ executive officers (collectively, the Holdings Executives) received a total of $21.9 million in cash, which included $1.9 million paid related to an excess working capital adjustment, and approximately 10,700,000 newly-issued shares of common stock of Cole (including approximately 661,000 shares withheld to satisfy applicable tax withholdings, the Upfront Stock Consideration). In addition, as a result of the listing of Cole’s common stock on the NYSE, an aggregate of approximately 2,100,000 shares of Cole’s common stock (including approximately 135,000 shares withheld to satisfy applicable tax withholdings, the Listing Consideration) were issued to the Holdings Executives. In accordance with the merger agreement and as further discussed below, approximately 4,300,000 shares of the Upfront Stock Consideration and the Listing Consideration were placed into escrow (the Escrow Shares) and were scheduled to be released on April 5, 2014, subject to meeting certain requirements. The Upfront Stock Consideration and the Listing Consideration are subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date.
Pursuant to the merger agreement and certain preexisting transaction bonus entitlements, additional shares of Cole’s common stock were potentially payable in 2017 by Cole to the Holdings Executives as an “earn-out” contingent upon the acquired business’ demonstrated financial success during the years ending December 31, 2015 and 2016 (the Earnout Consideration). The Earnout Consideration was subject to a lockup until December 31, 2017. Additionally, the Holdings Executives may have been entitled to additional shares of Cole’s common stock (the Incentive Consideration) based on the terms of Cole’s advisory agreement with CCPT III Advisors, which was a wholly-owned subsidiary of Cole Holdings, in effect prior to the Cole Holdings Merger. However, the sole stockholder of Cole Holdings agreed as part of the Cole Holdings Merger to reduce the amount that would have been payable by 25%. The Incentive Consideration is based on 11.25% (reduced from 15% in Cole’s advisory agreement) of the amount by which the market value of Cole’s common stock raised in Cole’s initial offering, follow-on offering and distribution reinvestment plan offering (the Capital Raised) plus all distributions paid on such shares through the Incentive Consideration Test Period (as defined below) exceeds the amount of Capital Raised and the amount of distributions necessary to generate an 8% cumulative, non-compounded annual return to investors. The market value of the Capital Raised is based on the average closing price over a period of 30 consecutive trading days (the Incentive Consideration Test Period) beginning 180 days after June 20, 2013, the date Cole’s shares of common stock were listed on the NYSE.
On October 22, 2013, Cole entered into the ARCP Merger Agreement. The ARCP Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the ARCP Merger as a wholly-owned subsidiary of ARCP. On February 7, 2014, the ARCP Merger and the other transactions contemplated by the ARCP Merger Agreement were completed.
In connection with the execution of the ARCP Merger Agreement, the Holdings Executives entered into letter agreements with ARCP (together, the Letter Agreements), pursuant to which, among other arrangements, such persons would receive the Incentive Consideration from Cole in the form of shares of Cole common stock in the event the ARCP Merger was not consummated before the end of the Incentive Consideration Test Period. The Incentive Consideration Test Period ended January 30, 2014 and, in accordance with the terms of the merger agreement for the Cole Holdings Merger and the Letter Agreements, on January 31, 2014 Cole issued a total of 15,744,370 shares of Cole common stock to the Holdings Executives (before applicable tax withholding).
The Letter Agreements also provide that the shares of ARCP common stock issued to the Holdings Executives in connection with the ARCP Merger are generally subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date of the Cole Holdings Merger. The shares of ARCP common stock issued to the Holdings Executives that were attributable to the Contingent Consideration under the Cole Holdings Merger Agreement will be released from their lock-up (which generally prohibits transfer of such shares until December 31, 2017) on a quarterly basis on the last day of each calendar quarter, beginning with the first full calendar quarter following the consummation of the ARCP Merger through December 31, 2017.
The Letter Agreements also provided for the conversion of the Escrow Shares into shares of ARCP common stock or cash, depending on the applicable Holdings Executive’s election under the terms of the ARCP Merger Agreement.
Cole Credit Property Trust, Inc. (CCPT I)
As noted above, on March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, ARCP, and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the Offer to purchase all of the

21

outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash, without interest, subject to applicable tax withholding. On May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of ARCP. In the CCPT Merger, each share of common stock not purchased in the Offer (other than shares held by ARCP, any of its subsidiaries or any wholly-owned subsidiaries of CCPT I, which were automatically canceled and retired and ceased to exist) were converted into the right to receive the same cash consideration paid in the Offer.
Cole Corporate Income Trust, Inc. (CCIT)
CCIT disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. On March 31, 2014, CCIT disclosed that it had engaged Wells Fargo Securities, LLC to assist in its review of potential strategic options. CCIT ceased issuing shares in its primary offering on November 21, 2013, although it continued to sell shares of its common stock pursuant to its distribution reinvestment plan. As noted above, on August 30, 2014, CCIT entered into the CCIT Merger Agreement with SIR and SIR Merger Sub. The CCIT Merger Agreement provides that, subject to satisfaction or waiver of certain conditions, CCIT will be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR. The consummation of the CCIT Merger is subject to certain closing conditions.
Cole Credit Property Trust IV, Inc. (CCPT IV)
CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCPT IV was undetermined as of November 17, 2014.
Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)
Cole Income NAV Strategy is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time.
Adverse Business and Other Developments
Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Capital’s prior programs over the past ten years that may be material to investors in this offering.
Share Valuation
CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 31, 2014, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $6.55 per share as of December 31, 2013. This was a decrease from the previously reported estimated value of CCPT I’s common stock of $7.75 per share as of December 31, 2012; $7.95 per share as of December 31, 2011; and $7.65 per share as of December 31, 2010 and 2009, announced January 15, 2013, January 13, 2012, January 13, 2011 and February 1, 2010, respectively. On March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, ARCP, and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the Offer to purchase all of the outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash. The shares of CCPT I’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and general economic conditions. In addition, in determining the estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I considered the potential impact of transaction costs that may be incurred in liquidating CCPT I’s portfolio on the net proceeds to be received by CCPT I stockholders in a liquidity transaction. The board of directors of CCPT I determined that, although transaction costs were not reflected in its previous determinations of CCPT I’s estimated share value, it would be appropriate to reflect the potential impact of such costs in the estimated per share value of CCPT I’s common stock as of December 31, 2013 in light of various factors. In determining an estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I relied upon information provided by an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services and information provided by CCPT I Advisors. In determining an estimated value of CCPT I’s shares of common stock in January 2013 and January 2012,

22

the board of directors of CCPT I relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by CCPT I Advisors. In determining an estimated value of CCPT I’s shares of common stock in January 2011 and February 2010, the board of directors of CCPT I relied on information and analysis provided by an independent consultant that specializes in valuing commercial real estate companies and information provided by CCPT I Advisors. The statements of value were only estimates and may not reflect the actual value of CCPT I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT I’s stockholders if they were to attempt to sell their shares or upon liquidation.
In February 2009, FINRA informed broker-dealers that sell shares of non-exchange traded REITs that broker-dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker-dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This was an increase from the previously reported estimated share values of $9.35 per share and $8.05 per share announced on July 27, 2011 and June 22, 2010, respectively. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94% as of March 31, 2010. CCPT II’s occupancy rate increased to 96% as of June 30, 2013. In determining an estimated value of CCPT II’s shares of common stock in January 2013, the board of directors of CCPT II primarily considered the exchange ratio agreed to by the parties to the merger with Spirit as it was the result of arm’s length negotiations that occurred over a period of time leading up to the execution of the agreement and plan of merger between CCPT II and Spirit. In determining an estimated value of CCPT II’s shares of common stock in July 2011, the board of directors of CCPT II relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by Cole REIT Advisors II, LLC (CCPT II Advisors). In determining an estimated value of CCPT II’s shares of common stock in June 2010, the board of directors of CCPT II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies and information provided by CCPT II Advisors. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit, a publicly-listed REIT. The merger with Spirit was completed on July 17, 2013. The shares of the combined company’s common stock trade on the NYSE under the symbol “SRC” and traded at $9.27 per share and $9.83 per share as of July 17, 2013 and December 31, 2013, respectively.
Distributions and Redemptions
Cole Credit Property Trust, Inc. (CCPT I)
From June 2005 through February 2010, CCPT I paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5.00% based on a purchase price of $10.00 per share, or 7.6% based on the most recent estimated value of $6.55 per share. The principal reasons for the lower distribution rate were the approximately $50.0 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan. As of December 31, 2013, CCPT I had paid approximately $53.9 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.
Pursuant to CCPT I’s share redemption program, CCPT I was permitted to use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors was required to determine at the beginning of each fiscal year the maximum amount of shares that CCPT I could redeem during that year. CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the six years ended December 31, 2013 and the year ending December 31, 2014. Requests relating to approximately 248,000 shares remained unfulfilled as of December 31, 2013.
Cole Credit Property Trust II, Inc. (CCPT II)
From October 2005 through February 2006, CCPT II paid a 6.00% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through June 30, 2013, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on its then most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008 to 95% on September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of June 30, 2013 was 96%.

23

As of June 30, 2013, CCPT II had paid approximately $732.5 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $652.2 million (89.0%), net borrowings of approximately $26.7 million (3.6%), net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million (2.9%), principal repayments from mortgage notes receivable and real estate under direct financing leases, including excess amounts from prior years of $15.4 million (2.1%), offering proceeds of approximately $9.9 million (1.4%), net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million (less than 1.0%) and proceeds from the sale of real estate and condemnations of $909,000 (less than 1.0%). As of December 31, 2013, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.
Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The CCPT II board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitation of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012. As of June 30, 2013, CCPT II had redeemed approximately 13,000 shares for $121,000 pursuant to redemption requests received on or before December 6, 2012.
Cole Real Estate Investments, Inc. (Cole)
Cole’s board of directors began authorizing distributions in January 2009, after Cole commenced business operations. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole paid a 7.00% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing January 1, 2011 through April 4, 2013. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with Cole’s then-current operating income. On April 5, 2013, Cole’s annualized distribution rate increased to 7.00% based upon an assumed $10.00 per share purchase price.
As of June 30, 2013, Cole had paid approximately $785.6 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $570.8 million (72.6%), offering proceeds of approximately $173.3 million (22.1%), net borrowings of $32.8 million (4.2%) and distributions received in excess of income from unconsolidated joint ventures of approximately $8.7 million (1.1%). As of June 30, 2013, Cole had expensed approximately $216.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Cole treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.
Cole’s share redemption program provided, in general, that the number of shares Cole may redeem was limited to 5% of the weighted average number of shares outstanding during the trailing 12-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption was limited to the proceeds from the sale of shares pursuant to Cole’s distribution reinvestment plan. As of June 20, 2013, Cole had redeemed in full all valid redemption requests received in good order. A valid redemption request was one that complies with the applicable requirements and guidelines of Cole’s share redemption program. On April 12, 2013, Cole announced that its board of directors had voted to suspend Cole’s share redemption program in anticipation of the listing of its shares on the NYSE. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by

24

Cole to be in good order on or before April 22, 2013 were honored in accordance with the terms, conditions and limitations of the share redemption program. Cole’s share redemption program was terminated effective June 20, 2013, the date on which its common stock was listed on the NYSE.
Cole Credit Property Trust IV, Inc. (CCPT IV)
CCPT IV’s board of directors began authorizing distributions in April 2012, after CCPT IV commenced business operations. CCPT IV paid a 6.25% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 14, 2012 through June 30, 2014. As of December 31, 2013, CCPT IV had paid approximately $51.4 million in cumulative distributions since inception. These distributions were funded by offering proceeds of approximately $43.8 million (85.2%) and net cash provided by operating activities of approximately $7.6 million (14.8%). As of December 31, 2013, CCPT IV had expensed approximately $62.7 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition costs are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.
Cole Corporate Income Trust, Inc. (CCIT)
CCIT’s board of directors began authorizing distributions in June 2011, after the company commenced business operations. CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on June 29, 2011 through June 30, 2014. As of December 31, 2013, CCIT had paid approximately $54.0 million in cumulative distributions since inception. The distributions were funded by offering proceeds of approximately $52.5 million (97.2%) and net cash provided by operating activities of approximately $1.5 million (2.8%). As of December 31, 2013, CCIT had expensed approximately $61.0 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCIT treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities. On August 20, 2014, in anticipation of a potential liquidity event, CCIT’s board of directors resolved to suspend CCIT’s distribution reinvestment plan and CCIT’s share redemption program.
Programs of the American Realty Capital Group of Companies
Prior to February 7, 2014, when ARCP acquired Cole, Nicholas S. Schorsch, our Chairman, Chief Executive Officer and President, had no interest in us or the other non-traded REITs currently sponsored by Cole Capital (which has been controlled by ARCP since February 7, 2014). Following the consummation of ARCP’s acquisition of Cole, Mr. Schorsch became our Chairman, Chief Executive Officer and President. As noted in Mr. Schorsch’s biography in the “Management — Executive Officers and Directors” section of our prospectus, as supplemented to date, Mr. Schorsch holds positions in various non-traded REITs and direct investment programs of the American Realty Capital group of companies which are sponsored directly or indirectly by AR Capital. While we do not believe that AR Capital has any sponsorship interest in us or the other non-traded REITs sponsored by Cole Capital, we believe certain information with respect to the non-traded REITs sponsored directly or indirectly by AR Capital, particularly its net-lease focused non-traded REITs, which had or have similar investment objectives to us, may be relevant so long as Mr. Schorsch remains both: (i) the chief executive officer of ARCP, our chief executive officer or the chief executive officer of other non-traded REITs sponsored by Cole Capital; and (ii) the chief executive officer of AR Capital. Therefore, we have included summary information below regarding the prior programs sponsored directly or indirectly by AR Capital, which includes information with respect to the net lease-focused non-traded REITs sponsored directly by AR Capital that have or had similar investment objectives to us. The summary information has been derived from publicly available data and has not been sourced directly from the programs sponsored directly or indirectly by AR Capital.
During the period from August 2007 (inception of the first program) to December 31, 2013, AR Capital has directly or indirectly sponsored 15 public programs, all of which had raised funds as of December 31, 2013. Of those 15 public programs, we believe only ARCP, ARC DNAV, ARCT, ARCT III, ARC IV and ARCT V have investment objectives similar to ours. From August 2007 (inception of the first public program) to December 31, 2013, the 15 public programs sponsored directly or indirectly by AR Capital, which include ARC RTF, ARCT, ARCT III, ARCT IV, PE-ARC, ARC-HT, ARCT V, NYRT, DNAV, ARCG, ARCP, ARC RCA, ARC HT II, PE-ARC II and HOST, had raised $14.0 billion from 238,250 investors in public offerings. All 15 public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington, D.C., the Commonwealth of Puerto Rico and the United Kingdom.

25

Liquidity of Public Programs
FINRA Rule 2310(b)(3)(D) requires that the liquidity of prior public programs sponsored directly or indirectly by AR Capital be disclosed, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2013, American Reality Capital has directly sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT, BDCA, PE-ARC II and ARC HOST. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. Additionally, ARC HT was a non-traded REIT until April 7, 2014, when it listed its shares of common stock on The NASDAQ Global Select Market, under the symbol “HCT.” ARC HT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the eighth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so. In addition, NYRR was a non-traded REIT until April 15, 2014, when it listed its shares of common stock on the NYSE under the symbol “NYRT.” NYRR’s prospectus for its initial public offering provided that it would seek to consummate a liquidity event not later than five years after the termination of its initial public offering. By listing its common stock on the NYSE, NYRR achieved a liquidity event within the time it contemplated to do so.
The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC and ARCT V have completed their primary offering stages. ARC DNAV, ARC Global, ARC RFT, ARC HT II, BDCA, PE-ARC II and ARC HOST are in their offering and acquisition stages. Other than ARCT, ARCT III and ARCT IV, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.
Adverse Business Developments and Conditions
The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period, and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses were attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III, for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV, for the year ended December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PE-ARC, for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT, for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V, for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRR, for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses.

26

As of December 31, 2013, AR Capital’s public programs have purchased 4,121 properties. From 2008 to 2013, AR Capital’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants. Additionally, during this time AR Capital’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time. Please see the “Potential Indirect Change of Control for Our Advisor, Dealer Manager and Sponsor” and “Risk Factors” sections in this prospectus supplement for a discussion of additional major adverse business developments or conditions experienced by the American Realty Capital group of companies.
Other than as disclosed above, AR Capital has not publicly disclosed any other major adverse business developments or conditions experienced by any of its programs or non-program properties that would be material to investors.
Distributions and Share Redemptions
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares – Distribution Policy and Distributions” beginning on page 150 of the prospectus.
As of September 30, 2014, cumulative since inception, we have declared approximately $1.1 million of distributions and we have paid approximately $593,000, of which approximately $312,000 was paid in cash and approximately $281,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $6.5 million as of September 30, 2014, cumulative since inception. As we did not commence principal operations until March 18, 2014, we did not pay any distributions during the period from December 12, 2012 (Date of Inception) to December 31, 2013.
The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Nine Months Ended September 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$312,537	53%	$312,537	53%
Distributions reinvested	280,731	47%	280,731	47%
Total distributions	$593,268	100%	$593,268	100%
Source of distributions:
Proceeds from issuance of common stock	$593,268	100%	$593,268	100%
Net cash used by operating activities for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, was approximately $5.0 million and reflected a reduction for real estate acquisition-related expenses incurred of approximately $6.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows used in operating activities. As such, distributions of approximately $594,000 for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, were funded from proceeds from the offering.
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares – Share Redemption Program” beginning on page 154 of the prospectus.
As of September 30, 2014, no redemptions were requested and no shares were redeemed under our share redemption program.
Investment of Distributions
The following information supersedes and replaces the fourth paragraph of the section of our prospectus captioned “Summary of Distribution Reinvestment Plan — Investment of Distributions” beginning on page 159 of the prospectus.
After the termination of the offering of our shares registered for sale pursuant to our distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants (other than Alabama and Ohio investors) to reinvest cash distributions from us in shares issued by another program sponsored by Cole Capital only if all of the following conditions are satisfied:

27

•
prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent program sponsored by Cole Capital and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent program sponsored by Cole Capital has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent program sponsored by Cole Capital; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent program sponsored by Cole Capital.
Updates to Prior Performance Information and Tables
The information attached hereto as Appendix A supersedes and replaces the section of our prospectus captioned “Appendix A: Prior Performance Tables” beginning on page A-1 of the prospectus.
Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement
The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively. Such revised subscription agreements replace in their entirety Appendices B, C, D and E, respectively, to the prospectus.
Inclusion of Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 as Annex A.
On September 13, 2014, we filed with the SEC our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which is attached (excluding the exhibits thereto) as Annex A to this Supplement No. 19.

28

APPENDIX A
PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain public real estate programs previously sponsored by entities affiliated with our sponsor, Cole Capital, including this program. The Company has presented all prior programs subject to public reporting requirements (“Prior Public Real Estate Programs”) that have similar investment objectives to this offering. In determining which Prior Public Real Estate Programs have similar investment objectives to this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.

The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table III — Annual Operating Results of Prior Real Estate Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

The information previously included in Table II (Compensation to Sponsor) related to the compensation paid to sponsor has been included in Table IV. A separate Table II has not been provided.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Public Real Estate Programs for which offerings have been closed since January 1, 2011. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Cole Credit Property Trust II, Inc. (1)	Cole Real Estate Investments, Inc. (2)	Cole Corporate Income Trust, Inc. (3)
Dollar amount offered	$2,270,000,000	$5,940,000,000	$3,070,000,000
Dollar amount raised	$2,266,234,296	$5,043,960,197	$1,923,548,955
Length of offering (in months)	97 months	57 months	Ongoing
Months to invest 90% of amount available for investment	40	23	35

(1) These figures are presented as of July 17, 2013, the date Cole Credit Property Trust II, Inc. merged with Spirit Realty Capital, Inc. (the “Spirit Merger”), and include Cole Credit Property Trust II, Inc.’s initial, follow-on public and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial public offering on June 27, 2005 and closed its initial public offering on May 22, 2007. The total dollar amount registered in the initial public offering was $552.8 million. The total dollar amount raised in the initial public offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on public offering on May 23, 2007 and closed its follow-on public offering on January 2, 2009. The total dollar amount registered in the follow-on public offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment from its initial and follow-on public offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and suspended its distribution reinvestment plan offering on December 6, 2012. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $261.3 million.

(2)
These figures are presented as of June 20, 2013, which was the date of Cole Real Estate Investment, Inc.’s (formerly known as Cole Credit Property Trust III, Inc.) listing on the New York Stock Exchange (the “Listing”), and include Cole Real Estate Investments, Inc.’s initial, follow-on public and distribution reinvestment plan offerings. Cole Real Estate Investments, Inc. began its initial public offering on October 1, 2008 and closed its initial public offering on October 1, 2010. The total dollar amount registered in the initial public offering was $2.49 billion. The total dollar amount raised in the initial public offering was $2.2 billion. Cole Real Estate Investments, Inc. began its follow-on public offering after the termination of its initial public offering on October 1, 2010 and closed its follow-on public offering on April 27, 2012. The total dollar amount registered in the follow-on public offering was $2.7 billion. The total dollar amount raised in the follow-on public offering was $2.6 billion. It took Cole Real Estate Investments, Inc. 23 months to invest 90% of the amount available for investment from its initial and follow-on public offerings. Cole Real Estate Investments, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2012 and automatically became effective with the SEC upon filing. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $712.5 million. On June 17, 2013, the board of directors of Cole Real Estate Investments, Inc. voted to terminate the distribution reinvestment plan effective as of June 20, 2013. Prior to the termination date, the total dollar amount raised in the distribution reinvestment plan offering was $192.4 million.

(3)
These figures are presented as of December 31, 2013. Cole Corporate Income Trust, Inc. began its initial public offering on February 10, 2011 and closed its initial public offering on November 21, 2013. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $1.9 billion. It took Cole Corporate Income Trust, Inc. 35 months to invest 90% of the amount available for investment from its initial offering. Cole Corporate Income Trust, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on September 26, 2013 and automatically became effective with the SEC upon filing. Cole Corporate Income Trust, Inc. expects to continue to issue shares of common stock under the distribution reinvestment plan offering. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $95.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $6.2 million as of December 31, 2013.

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the operating results of Prior Public Real Estate Programs sponsored by the sponsor of our program, the offerings of which have been closed since January 1, 2009. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, unless otherwise noted.

	Cole Corporate Income Trust, Inc. (in thousands, except distribution data and per share amounts)
	For the Period from April 6, 2010 (Date of Inception) to December 31, 2010	2011	2012	2013
Balance Sheet Data
Total assets	$200	$37,473	$311,292	$2,445,677
Total liabilities	$—	$26,494	$171,908	$823,820
Stockholders’ equity	$200	$10,847	$137,279	$1,588,585
Operating Data
Total revenues	$—	$1,843	$7,472	$87,059
Total expenses	$—	$2,202	$11,430	$115,475
Operating loss	$—	$(359)	$(3,958)	$(28,416)
Interest expense	$—	$(791)	$(1,394)	$(13,028)
Net loss	$—	$(1,143)	$(5,301)	$(40,904)
Cash Flow Data
Cash flows provided by (used in) operating activities	$—	$433	$(2,171)	$1,072
Cash flows used in investing activities	$—	$(33,230)	$(259,738)	$(2,047,275)
Cash flows provided by financing activities	$200	$34,478	$272,216	$2,098,088
Distribution Data
Total distributions	$—	$214	$3,942	$49,840
Distribution Data Per $1,000 Invested
Total distributions paid	$—	$33.12	$65.00	$65.00
Sources of distributions paid:
Net cash provided by operating activities (1)	$—	$33.12	$3.59	$1.40
Proceeds from the issuance of common stock (2)	$—	$—	$61.41	$63.60
Estimated value per share (3)	N/A	N/A	N/A	N/A

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) - (Continued)

	Cole Credit Property Trust II, Inc. (in thousands, except distribution data and per share amounts)
	2009	2010	2011	2012	Period from January 1, 2013 to June 30, 2013 (4)
Balance Sheet Data
Total assets	$3,413,104	$3,485,335	$3,430,322	$3,289,536	$3,212,727
Total liabilities	$1,803,360	$1,912,723	$1,944,127	$1,922,109	$1,901,642
Stockholders’ equity	$1,521,984	$1,560,375	$1,471,713	$1,367,306	$1,311,085
Operating Data
Total revenue	$275,455	$269,150	$279,345	$282,852	$142,886
Total expenses	$155,236	$136,833	$138,940	$150,172	$84,105
Operating income	$120,219	$132,317	$140,405	$132,680	$58,781
Interest expense	$98,997	$102,977	$108,186	$107,963	$(52,133)
Net income	$22,406	$30,430	$53,809	$25,397	$6,971
Cash Flow Data
Cash flows provided by operating activities	$116,872	$105,627	$114,449	$118,371	$49,170
Cash flows (used in) provided by investing activities	$(45,497)	$(110,207)	$(18,328)	$11,205	$14,476
Cash flows (used in) provided by financing activities	$(149,443)	$21,954	$(88,707)	$(161,397)	$(68,843)
Distribution Data
Total distributions	$134,983	$129,251	$131,003	$131,378	$65,027
Distribution Data Per $1,000 Invested
Total distributions paid	$66.25	$62.50	$62.50	$62.50	$31.25
Sources of distributions paid:
Net cash provided by operating activities (1)	$60.72	$51.08	$54.60	$56.31	$23.63
Proceeds from the issuance of common stock (2)	$1.59	$1.66	$1.44	$0.11	$—
Net sale proceeds (5)	$—	$—	$5.34	$4.36	$1.95
Principal repayments (6)	$—	$—	$—	$1.72	$5.67
Return of capital from unconsolidated joint ventures	$—	$0.76	$1.12	$—	$—
Net borrowings	$3.94	$9.00	$—	$—	$—
Estimated value per share (3)	N/A	$8.05	$9.35	$9.35	$ 9.45 (7)

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) - (Continued)

	Cole Real Estate Investments, Inc. (in thousands, except distribution data and per share amounts)
	2009	2010	2011	2012	Period from January 1, 2013 to June 30, 2013 (8)
Balance Sheet Data
Total assets	$1,005,895	$3,243,658	$5,697,568	$7,453,725	$7,913,173
Total liabilities	$162,050	$1,180,608	$2,579,204	$3,536,315	$3,967,089
Stockholders’ equity	$831,463	$1,996,781	$2,982,988	$3,679,025	$3,929,366
Operating Data
Total revenue	$23,003	$118,238	$323,980	$542,942	$410,517
Total expenses	$28,786	$105,762	$215,113	$334,058	$274,671
Operating (loss) income	$(6,074)	$12,476	$108,867	$208,884	$135,846
Interest expense	$2,352	$22,969	$78,968	$140,113	$(88,007)
(Loss) income from continuing operations	$(7,926)	$(9,422)	$31,718	$87,855	$49,504
Net (loss) income attributable to the company	$(7,821)	$(6,293)	$45,296	$203,338	$69,134
Cash Flow Data
Net cash provided by operating activities	$75	$35,792	$145,681	$242,464	$146,762
Net cash used in investing activities	$(702,105)	$(2,340,776)	$(2,350,677)	$(1,708,688)	$(220,304)
Net cash provided by financing activities	$980,575	$2,136,209	$2,311,407	$1,442,375	$48,512
Distribution Data
Total distributions	$21,764	$112,612	$194,877	$295,653	$160,685
Distribution Data Per $1,000 Invested
Total distributions paid	$66.65	$69.38	$65.00	$65.00	$68.71
Sources of distributions paid:
Net cash provided by operating activities (1)	$0.23	$22.05	$48.59	$53.31	$62.76
Proceeds from the issuance of common stock (2)	$56.85	$36.16	$16.03	$10.57	$—
Distributions received in excess of income from unconsolidated joint ventures	$—	$—	$0.38	$1.12	$1.03
Net borrowings	$9.57	$11.17	$—	$—	$4.92
Estimated value per share (3)	N/A	N/A	N/A	N/A	N/A

Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) - (Continued)

(1) Includes cash flows in excess of distributions from prior periods.
(2) Net cash provided by (used in) operating activities reflects a reduction for real estate acquisition-related expenses. Real estate acquisition-related expenses are treated as funded by proceeds from the offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock are considered a source of distributions to the extent that real estate acquisition-related expenses reduced net cash flows provided by (used in) operating activities.
(3) N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the respective company’s board of directors. Beginning 18 months after the termination of the offering, or such earlier time as may be required by applicable regulations, the respective company’s board of directors will determine and disclose the per share estimated value of its common stock.
(4) The Spirit Merger was completed on July 17, 2013. Financial data is presented for Cole Credit Property Trust II, Inc. from January 1, 2013 to June 30, 2013, the most recent reporting date prior to the completion of the Spirit Merger.
(5) Net sale proceeds include proceeds in excess of Cole Credit Property Trust II, Inc.’s investment in marketable securities, proceeds from the sale of an unconsolidated joint venture, and proceeds from the sale of real estate and condemnations.
(6) Principal repayments include repayments from mortgage notes receivable and real estate under direct financing leases.
(7) Estimated share value of $9.45 was approved by Cole Credit Property Trust II, Inc.’s board of directors on January 23, 2013, and represents the then-most recent estimated share value as of June 30, 2013.
(8) On April 5, 2013, Cole Credit Property Trust III, Inc. completed a transaction whereby Cole Holdings merged with and into CREInvestments, LLC, a wholly owned subsidiary of Cole Credit Property Trust III, Inc. (the “Cole Holdings Merger”). Cole Credit Property Trust III, Inc. changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange on June 20, 2013. Financial data for 2013 is presented for Cole Real Estate Investments, Inc. as of June 30, 2013.

Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

This table provides summary information on the results of completed programs since January 1, 2004 by Prior Public Real Estate Programs sponsored by the sponsor of our program, which have similar objectives to those of this program.

	Cole Credit Property Trust II, Inc.	Cole Real Estate Investments, Inc.
Date closed	July 17, 2013	June 20, 2013
Duration in months	97 months	57 months
Aggregate dollar amount raised	$2,266,234,296	$5,043,960,197
Annualized return on investment (1)	3.4%	7.2%
Total annualized return (2)	5.6%	9.9%
Median annual leverage	51.5%	37.2%
Compensation Data:
Amount paid to sponsor: (3)
Selling commissions and dealer manager fees reallowed	$25,741,562	$67,053,734
Acquisition and advisory fees and expenses	70,450,127	157,619,281
Asset management fees and expenses	48,500,845	70,618,980
Property management and leasing fees and expenses	31,730,864	27,305,313
Operating expenses	13,455,324	22,139,113
Other (4)	41,407,253	99,745,877
Total	$231,285,975	$444,482,298

(1)
Calculated as (i) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (ii) the aggregate amount invested by investors multiplied by the number of years from the registrant’s initial receipt of offering proceeds from a third party investor to the liquidity event.

(2) The total annualized return calculation assumes the investment was made as of the program’s break of escrow at the gross offering price of $10 per share, was held through the date of the liquidity event and that distributions were paid monthly in cash.
(3) The Cole Holdings Merger was completed on April 5, 2013. The consideration paid to the sponsor in connection with the Cole Holdings Merger is not included in this table. Investors should see the “Prior Performance Summary — Liquidity Track Record — Prior Public Programs” section of the prospectus for a description of the compensation that was and may be paid to the sponsor in connection with the Cole Holdings Merger.
(4) Amounts herein include construction management fees, other offering costs, real estate commissions and finance coordination fees.

Past performance is not necessarily indicative of future results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2011 by Prior Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties, Including Closing and Soft Costs
					Purchase					Total		Excess of
			Cash		Money	Adjustments				Acquisition		Property
			Received	Mortgage	Mortgage	Resulting				Cost, Capital		Operating
			Net of	Balance	Taken	from			Original	Improvements,		Cash Receipts
	Date	Date of	Closing	at Time	Back by	Application			Mortgage	Closing and		Over Cash
Property (1)	Acquired	Sale	Costs	of Sale (2)	Program	of GAAP	Total (3)		Financing	Soft Costs (4)	Total	Expenditures
Cole Credit Property Trust, Inc.
CarMax Merriam, KS	04/04	12/11	$4,660,866	$14,175,000	$—	$—	$18,835,866	(5)	$14,175,000	$5,237,436	$19,412,436	$4,262,437
Wawa Portfolio - Various	07/04	07/12	5,061,248	8,580,000	—	—	13,641,248	(6)	7,688,248	5,604,087	13,292,335	10,925,248	(7)
Walgreens Hutchinson, KS	07/05	09/12	1,215,771	3,462,000	—	—	4,677,771	(8)	3,462,000	2,121,134	5,583,134	835,402
Walgreens Newton, KS	07/05	09/12	1,013,121	2,891,000	—	—	3,904,121	(9)	2,891,000	1,779,402	4,670,402	712,887

(1) Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. sold all of their properties during 2013 in connection with the Spirit Merger and the Listing, respectively, and were therefore included in Table IV.

(2) Mortgage balance represents face amount of assumed loans and does not represent discounted current value.

(3) None of the amounts are being reported for tax purposes on the installment basis.

(4) The amounts shown do not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

(5) Cole Credit Property Trust, Inc. recorded a taxable gain of $2.1 million related to the property sale, all of which was a capital gain.

(6) Cole Credit Property Trust, Inc. recorded a taxable gain of $2.8 million related to the sale of three properties, of which $303,000 was an ordinary gain.

(7) This sale represents the disposition of a three property convenience store portfolio that was owned by Cole Credit Property Trust, Inc.

(8) Cole Credit Property Trust, Inc. recorded a taxable loss of $177,000 related to the property sale, all of which was a capital loss.

(9) Cole Credit Property Trust, Inc. recorded a taxable loss of $126,000 related to the property sale, all of which was a capital loss.

Past performance is not necessarily indicative of future results.

APPENDIX B

# COLE CREDIT PROPERTY TRUST V, INC.

COLE CAPITAL™

866.907.2653

## INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

### A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $ ____________________ ☐ Check if amount is estimated

   ☐ Initial Subscription (minimum $2,500)

   ☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D *or* complete the separate simplified Additional Subscription Agreement)

   Existing Account # ____________________

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

   ☐ ACH (Copy of voided check required)

   ____________________ ☐ Checking ☐ Savings

   Financial Institution

   ____________________ ____________________

   Routing/Transit # Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

   ☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

**ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.**

### B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

   ☐ Individual Ownership (one signature required)

   ☐ Joint Tenants with Right of Survivorship (all parties must sign)

   ☐ Community Property (all parties must sign)

   ☐ Tenants-in-Common (all parties must sign)

   ☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

   ____________________

   Name of Trust

   ____________________

   Date of Trust Tax ID # (if applicable)

   ☐ Transfer on Death (fill out TOD Form to effect designation)

   ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

   State of ____________________

   Custodian for (minor's name) ____________________

   ☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

   ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

   ☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

   ☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

   ☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

   ☐ Other (specify)

   ____________________

2. Qualified Registration

   ☐ Traditional IRA

   ☐ Roth IRA

   ☐ Keogh Plan

   ☐ Simplified Employee Pension/Trust (S.E.P.)

   ☐ Pension or Profit Sharing Plan (exempt under 401(a))

   ☐ Non-custodial ☐ Custodial

   ____________________

   Plan Name Tax ID #

   ☐ Other (specify)

   ____________________

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

   ____________________

   Name

   ____________________

   Street/PO Box

   ____________________

   City State Zip

   ____________________

   Custodian Tax ID # (provided by Custodian)

   ____________________

   Custodian or Clearing Firm/Platform Account #

   ____________________

   Custodian Phone

1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City State Zip

Phone Business Phone

Email Address

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City State Zip

Phone Business Phone

SSN or Tax ID # Date of Birth

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program Cole Account # SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

Payee Name

Account #

Mailing Address

City State Zip

☐ Direct Deposit (Non-custodial accounts only)
☐ Checking ☐ Savings

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize Cole Credit Property Trust V, Inc. (CCPT V) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT V to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-15 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

2

INVESTOR | CO-INVESTOR

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

_____|_____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.

_____|_____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 9. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **New Mexico** residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

_____|_____ 15. For **Tennessee** residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature Date

Custodian Signature Date

Co-Investor's Signature Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

3

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. ______________________
Name of Registered Representative

Representative ID # ______ Phone ______

Mailing Address ______________________

City ______ State ______ Zip ______

Email Address ______________________

b. ______________________
Name of Broker-Dealer

Representative CRD # ______________________

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.
ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. ______________________
Name of RIA Representative

Mailing Address ______________________

City ______ State ______ Zip ______

Phone ______________________

Email Address ______________________

b. ______________________
Name of RIA Office

RIA IARD # ______________________

Name of Clearing Firm ______________________

Name of Broker-Dealer (if applicable) ______________________

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

____
Signature of Registered or RIA Representative

____
Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCPT V
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCPT V
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCPT5-AGMT-03(10-14)

4

APPENDIX C

COLE CREDIT PROPERTY TRUST V, INC.

• COLE •
CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V), who desires to purchase additional shares of CCPT V and who purchased their shares directly from CCPT V. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ______________________ (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

______________________ ☐ Checking ☐ Savings
Financial Institution

______________________ ______________________
Routing/Transit # Account #

B REGISTRATION INFORMATION

______________________ ______________________
Existing Account Registration (name of Account) SSN or Tax ID #

____
Existing Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

______________________ ______________________ ______________________
Name of Cole Program Cole Account # SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-15 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____ | _____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.

_____ | _____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____ | _____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____ | _____ 4. I (we) acknowledge that the shares are not liquid.

_____ | _____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.

_____ | _____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth

_____ | _____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____ | _____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____ | _____ 9. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____ | _____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____ | _____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

1

C-1

INVESTOR | CO-INVESTOR

______|______ 12. For **New Mexico** residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

______|______ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

______|______ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

______|______ 15. For **Tennessee** residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here: ______________________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

____
Investor's Signature　　Date

____
Custodial Signature　　Date

____
Co-Investor's Signature　　Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

____
Name of Registered Representative

____
Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

____
Name of RIA Representative

____
RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

____
Signature of Registered or RIA Representative

____
Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCPT V
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCPT V
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCPT5-AI-03 (10-14)
2

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ______________ COLE CREDIT PROPERTY TRUST V, INC.

- ☐ Initial Subscription (minimum $2,500)
- ☐ Additional Subscription (minimum $1,000)
- Existing Account # ______________
- ☐ Check if amount is estimated

b. $ ______________ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

- ☐ Initial Subscription (minimum $2,500)
- ☐ Additional Subscription (minimum $1,000)
- Existing Account # ______________
- ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

______________ Financial Institution ☐ Checking ☐ Savings

______________ Routing/Transit #

______________ Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

- ☐ Individual Ownership (one signature required)
- ☐ Joint Tenants with Right of Survivorship (all parties must sign)
- ☐ Community Property (all parties must sign)
- ☐ Tenants-in-Common (all parties must sign)
- ☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

______________ Name of Trust

______________ Date of Trust ______________ Tax ID # (if applicable)

- ☐ Transfer on Death (fill out TOD Form to effect designation)
- ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ______________

Custodian for (minor's name) ______________

- ☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
  ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
- ☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
- ☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
- ☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
- ☐ Other (specify) ______________

2. Qualified Registration

- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ Keogh Plan
- ☐ Simplified Employee Pension/Trust (S.E.P.)
- ☐ Pension or Profit Sharing Plan (exempt under 401(a))
  ☐ Non-custodial ☐ Custodial

______________ Plan Name ______________ Tax ID #

☐ Other (specify) ______________

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

______________ Name

______________ Street/PO Box

______________ City ______________ State ______________ Zip

______________ Custodian Tax ID # (provided by Custodian)

______________ Custodian or Clearing Firm/Platform Account #

______________ Custodian Phone

1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City State Zip

Phone Business Phone

Email Address

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City State Zip

Phone Business Phone

SSN or Tax ID # Date of Birth

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program Cole Account # SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Send to Custodial Account (listed in Section B-3)

☐ Mail to Address of Record (Non-custodial accounts only)

☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

☐ Checking ☐ Savings

Payee Name

Account #

Mailing Address

City State Zip

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

3

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ______ Date ______ Custodian Signature ______ Date ______

Co-Investor's Signature ______ Date ______

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.**

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. ______
Name of Registered Representative

Representative ID # ______ Phone ______

Mailing Address ______

City ______ State ______ Zip ______

Email Address ______

b. ______
Name of Broker-Dealer

Representative CRD # ______

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. **ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.**

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. ______
Name of RIA Representative

Mailing Address ______

City ______ State ______ Zip ______

Phone ______

Email Address ______

b. ______
Name of RIA Office

RIA IARD # ______

Name of Clearing Firm ______

Name of Broker-Dealer (if applicable) ______

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ______

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ______

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT 3-AGMT-03 (10-14) 4

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/ or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ____________________ COLE CREDIT PROPERTY TRUST V, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ ____________________ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

______________________________ ☐ Checking ☐ Savings
Financial Institution

______________________________ ______________________________
Routing/Transit # Account #

B REGISTRATION INFORMATION

______________________________ ______________________________
Existing Account Registration (name of Account) SSN or Tax ID #

____
Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

______________________ ______________________ ______________________
Name of Cole Program Cole Account # SSN or Tax ID #

1

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

____ | ____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

____ | ____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

____ | ____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____ | ____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

____ | ____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

____ | ____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

____ | ____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

____ | ____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

____ | ____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

____ | ____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

____ | ____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

____ | ____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

____ | ____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

____ | ____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

____ | ____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

____ | ____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

____ | ____ 8. For **Kentucky** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

____ | ____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

____ | ____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

____ | ____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

____ | ____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

____ | ____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

2

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here: ______________________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature	Date	Custodian Signature	Date
Co-Investor's Signature	Date		

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

☐ **I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.**

☐ **I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.**

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

3

This Page Left Blank Intentionally

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT-3-AI-03 (10-14) 4

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2014
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from             to
Commission file number 333-189891 (1933 Act)

COLE CREDIT PROPERTY TRUST V, INC.
(Exact name of registrant as specified in its charter)

Maryland	46-1958593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016	(602) 778-8700
(Address of principal executive offices; zip code)	(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒
As of November 10, 2014, there were approximately 6.8 million shares of common stock, par value $0.01, of Cole Credit Property Trust V, Inc. outstanding.

COLE CREDIT PROPERTY TRUST V, INC.

PART I — FINANCIAL INFORMATION
Item 1.      Financial Statements
COLE CREDIT PROPERTY TRUST V, INC.
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS
Investment in real estate assets:
Land	$45,874,722	$—
Buildings and improvements, less accumulated depreciation of $308,969 and $0, respectively	121,391,368	—
Acquired intangible lease assets, less accumulated amortization of $143,114 and $0, respectively	26,437,163	—
Total investment in real estate assets, net	193,703,253	—
Cash and cash equivalents	6,412,841	200,000
Restricted cash	176,900	—
Rents and tenant receivables	317,607	—
Escrowed funds for acquisition of real estate investment	5,905,467	—
Prepaid expenses and other assets	171,212	—
Deferred financing costs, less accumulated amortization of $57,564 and $0, respectively	349,317	—
Total assets	$207,036,597	$200,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Credit facility and notes payable	$92,238,798	$—
Line of credit with affiliate	20,000,000	—
Accounts payable and accrued expenses	811,839	—
Escrowed investor proceeds	176,900	—
Due to affiliates	102,970	—
Acquired below market lease intangibles, less accumulated amortization of $2,643 and $0, respectively	285,788	—
Distributions payable	469,616	—
Deferred rental income	501,037	—
Total liabilities	114,586,948	—
Commitments and contingencies
Redeemable common stock	280,731	—
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 490,000,000 shares authorized, 4,491,814 and 8,000 shares issued and outstanding, respectively	44,918	80
Capital in excess of par value	99,664,446	199,920
Accumulated distributions in excess of earnings	(7,540,446)	—
Total stockholders’ equity	92,168,918	200,000
Total liabilities and stockholders’ equity	$207,036,597	$200,000
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE CREDIT PROPERTY TRUST V, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Revenues:
Rental and other property income	$717,365	$802,693
Tenant reimbursement income	21,876	28,129
Total revenue	739,241	830,822
Expenses:
General and administrative expenses	400,139	552,918
Property operating expenses	26,898	33,751
Advisory fees and expenses	112,157	130,440
Acquisition-related expenses	5,047,023	6,035,550
Depreciation	267,816	308,969
Amortization	108,913	129,006
Total operating expenses	5,962,946	7,190,634
Operating loss	(5,223,705)	(6,359,812)
Other expense:
Interest expense	(84,519)	(117,750)
Net loss	$(5,308,224)	$(6,477,562)
Weighted average number of common shares outstanding:
Basic and diluted	2,313,971	898,864
Net loss per common share:
Basic and diluted	$(2.29)	$(7.21)
Distributions declared per common share	$0.40	$1.18
The Company was formed on December 12, 2012 but did not commence principal operations until March 18, 2014. Therefore, the Company had no operational activity during the three and nine months ended September 30, 2013. The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE CREDIT PROPERTY TRUST V, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Capital in Excess of Par Value	Accumulated Distributions in Excess of Earnings	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance, January 1, 2014	8,000	$80	$199,920	$—	$200,000
Issuance of common stock	4,483,814	44,838	111,492,659	—	111,537,497
Distributions to investors	—	—	—	(1,062,884)	(1,062,884)
Commissions on stock sales and related dealer manager fees	—	—	(9,516,652)	—	(9,516,652)
Other offering costs	—	—	(2,230,750)	—	(2,230,750)
Changes in redeemable common stock	—	—	(280,731)	—	(280,731)
Net loss	—	—	—	(6,477,562)	(6,477,562)
Balance as of September 30, 2014	4,491,814	$44,918	$99,664,446	$(7,540,446)	$92,168,918
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE CREDIT PROPERTY TRUST V, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(6,477,562)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	308,969	—
Amortization of intangible lease assets and below market lease intangibles, net	140,471	—
Amortization of deferred financing costs	57,564	—
Accretion of fair value adjustments of notes payable assumed	(5,077)	—
Changes in assets and liabilities:
Rents and tenant receivables	(317,607)	—
Prepaid expenses and other assets	(171,212)	—
Accounts payable and accrued expenses	811,839	—
Deferred rental income	501,037	—
Due to affiliates	102,970	—
Net cash used in operating activities	(5,048,608)	—
Cash flows from investing activities:
Investment in real estate assets	(150,123,030)	—
Escrowed funds for acquisition of real estate investment	(5,905,467)	—
Change in restricted cash	(176,900)	—
Net cash used in investing activities	(156,205,397)	—
Cash flows from financing activities:
Proceeds from issuance of common stock	111,256,766	200,000
Offering costs on issuance of common stock	(11,747,402)	—
Proceeds from credit facility	51,153,000	—
Repayment of credit facility	(2,653,000)	—
Proceeds from line of credit with affiliate	30,700,000	—
Repayment of line of credit with affiliate	(10,700,000)	—
Distributions to investors	(312,537)	—
Change in escrowed investor proceeds	176,900	—
Deferred financing costs paid	(406,881)	—
Net cash provided by financing activities	167,466,846	200,000
Net increase in cash and cash equivalents	6,212,841	200,000
Cash and cash equivalents, beginning of period	200,000	—
Cash and cash equivalents, end of period	$6,412,841	$200,000
Supplemental disclosures of non-cash investing and financing activities:
Fair value of mortgage notes assumed in real estate acquisitions at date of assumption	$43,743,875	$—
Distributions declared and unpaid	$469,616	$—
Common stock issued through distribution reinvestment plan	$280,731	$—
Supplemental cash flow disclosures:
Interest paid	$10,834	$—
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2014
NOTE 1 — ORGANIZATION AND BUSINESS
Cole Credit Property Trust V, Inc. (the “Company”) is a Maryland corporation that was formed on December 12, 2012, which intends to qualify and elect to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes for the year ending December 31, 2014, as it did not commence principal operations until March 18, 2014. The Company is the sole general partner of and owns, directly or indirectly, 100% of the partnership interests in Cole Operating Partnership V, LP, a Delaware limited partnership. The Company is externally managed by Cole REIT Advisors V, LLC, a Delaware limited liability company (“CR V Advisors”), an affiliate of the Company’s sponsor, Cole Capital®, which is a trade name used to refer to a group of affiliated entities directly or indirectly controlled by American Realty Capital Properties, Inc. (“ARCP”), a self-managed publicly traded REIT, organized as a Maryland corporation and listed on The NASDAQ Global Select Market. On February 7, 2014, ARCP acquired Cole Real Estate Investments, Inc. (“Cole”), which, prior to its acquisition, indirectly owned and/or controlled the Company’s external advisor, CR V Advisors, the Company’s dealer manager, Cole Capital Corporation (“CCC”), the Company’s property manager, CREI Advisors, LLC (“CREI Advisors”), and the Company’s sponsor, Cole Capital. As a result of ARCP’s acquisition of Cole, ARCP indirectly owns and/or controls CR V Advisors, CCC, CREI Advisors and Cole Capital.
Pursuant to a Registration Statement on Form S-11 (Registration No. 333-189891) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2014, the Company commenced its initial public offering on a “best efforts” basis of up to a maximum of $2.975 billion in shares of common stock. On February 7, 2014, the Company effected a reverse stock split, whereby every two and one-half shares of the Company’s common stock issued and outstanding were combined into one share of the Company’s common stock, resulting in a price change per share (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the Company’s initial public offering offers up to 100.0 million shares of its common stock at a price of $25.00 per share, subject to reduction in certain circumstances, and up to 20.0 million additional shares to be issued pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s stockholders may elect to have distributions reinvested in additional shares of common stock at a price of $23.75 per share (together, the “Offering”).
On March 18, 2014, the Company satisfied the conditions of the escrow agreement regarding the minimum offering amount under the Offering and issued approximately 110,000 shares of its common stock to ARC Properties Operating Partnership, L.P. (“ARCP OP”), an affiliate of Cole Capital, resulting in gross proceeds of $2.5 million, and commenced principal operations.
As of September 30, 2014, the Company had issued approximately 4.5 million shares of its common stock in the Offering for gross offering proceeds of $111.5 million before organization and offering costs, selling commissions and dealer manager fees of $11.7 million. The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a diversified portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. The Company expects that the retail properties primarily will be single-tenant properties and multi-tenant “power centers” anchored by large, creditworthy national or regional retailers. The Company expects that the retail properties typically will be subject to long-term triple net or double net leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property. As of September 30, 2014, the Company owned 47 properties, comprising 716,000 rentable square feet of commercial space located in 18 states. As of September 30, 2014, the rentable space at these properties was 98.6% leased.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Basis of Presentation
The condensed consolidated unaudited financial statements of the Company have been prepared in accordance with the rules and regulations of the SEC regarding interim financial reporting, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, the statements for the interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with the Company’s audited consolidated balance sheet and related notes thereto included in the Registration Statement as declared effective by the SEC on March 17, 2014. Consolidated results of operations for the period ended September 30, 2013 have not been presented because the Company had not commenced its principal operations during such period.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

The condensed consolidated unaudited financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment in and Valuation of Real Estate Assets
Real estate assets are stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition-related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance are expensed as incurred.
The Company is required to make subjective assessments as to the useful lives of its depreciable assets. The Company considers the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, are depreciated or amortized on a straight-line basis. The estimated useful lives of the Company’s real estate assets by class are generally as follows:

Buildings	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lease term
The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate assets may not be recoverable. Impairment indicators that the Company considers include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, the Company assesses the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, the Company will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value will be determined using a discounted cash flow analysis and recent comparable sales transactions. No impairment indicators were identified and no impairment losses were recorded during the nine months ended September 30, 2014.
When developing estimates of expected future cash flows, the Company makes certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in estimating expected future cash flows could result in a different determination of the property’s expected future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the fair value of the real estate assets.
When a real estate asset is identified by the Company as held for sale, the Company will cease depreciation and amortization of the assets related to the property and estimate the fair value, net of selling costs. If, in management’s opinion, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs. There were no assets identified as held for sale as of September 30, 2014.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

Allocation of Purchase Price of Real Estate Assets
Upon the acquisition of real properties, the Company allocates the purchase price to acquired tangible assets, consisting of land, buildings and improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. Acquisition-related expenses are expensed as incurred. The Company utilizes independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and buildings). The Company obtains an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to the Company’s management, is used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by the Company’s management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm has no involvement in management’s allocation decisions other than providing this market information.
The fair values of above market and below market lease intangibles are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease intangibles are capitalized as intangible lease assets or liabilities, respectively. Above market leases are amortized as a reduction to rental income over the remaining terms of the respective leases. Below market leases are amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not the Company expects a tenant to execute a bargain renewal option, the Company evaluates economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, the Company’s relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease intangibles relating to that lease would be recorded as an adjustment to rental income.
The fair values of in-place leases include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income, which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs, which are calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease, are capitalized as intangible lease assets and are amortized to expense over the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.
The Company may acquire certain properties subject to contingent consideration arrangements that may obligate the Company to pay additional consideration to the seller based on the outcome of future events. Additionally, the Company may acquire certain properties for which it funds certain contingent consideration amounts into an escrow account pending the outcome of certain future events. The outcome may result in the release of all or a portion of the escrow funds to the Company or the seller or a combination thereof. Contingent consideration arrangements will be based on a predetermined formula and have set time periods regarding the obligation to make future payments, including funds released to the seller from escrow accounts, or the right to receive escrowed funds as set forth in the respective purchase and sale agreement. Contingent consideration arrangements, including amounts funded through an escrow account, will be recorded upon acquisition of the respective property at their estimated fair value, and any changes to the estimated fair value, subsequent to acquisition, will be reflected in the accompanying condensed consolidated unaudited statements of operations. The determination of the amount of contingent consideration arrangements is based on the probability of several possible outcomes as identified by management.
The Company estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and any difference between such estimated fair value and the mortgage note’s outstanding principal balance is amortized or accreted to interest expense over the term of the respective mortgage note payable.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

The determination of the fair values of the real estate assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of the Company’s purchase price, which could impact the Company’s results of operations.
Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents. The Company considers investments in highly liquid money market accounts to be cash equivalents.
Restricted Cash
Restricted cash was comprised of escrowed investor proceeds for which shares of common stock had not been issued as of September 30, 2014.
Rents and Tenant Receivables
Rents and tenant receivables primarily include amounts to be collected in future periods related to the recognition of rental income on a straight-line basis over the lease term and cost recoveries due from tenants. The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer creditworthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy, if any, are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income or loss is directly affected by management’s estimate of the collectability of accounts receivable. The Company records allowances for those balances that the Company deems to be uncollectible, including any amounts relating to straight-line rent receivables. As of September 30, 2014, no balances were deemed uncollectible and no allowance was recorded.
Deferred Financing Costs
Deferred financing costs are capitalized and are amortized on a straight-line basis over the term of the related financing agreement, which approximates the effective interest method. If a note payable is prepaid, any unamortized deferred financing costs related to the note payable would be expensed.
Prepaid Expenses
Prepaid expenses will include expenses paid as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate. Any amounts with no future economic benefit will be charged to earnings when identified.
Concentration of Credit Risk
As of September 30, 2014, the Company had cash on deposit, including restricted cash, at two financial institutions, in one of which the Company had deposits in excess of federally insured levels totaling $6.2 million; however, the Company has not experienced any losses in such accounts. The Company limits significant cash deposits to accounts held by financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on its cash deposits.
As of September 30, 2014, two of the Company’s tenants accounted for 30% and 28%, respectively, of the Company’s 2014 gross annualized rental revenues. The Company also had certain geographic concentrations in its property holdings. In particular, as of September 30, 2014, 13 of the Company’s properties were located in California, five were located in Louisiana and four were located in Texas, which accounted for 28%, 23% and 11%, respectively, of the Company’s 2014 gross annualized rental revenues. In addition, the Company had tenants in the drugstore and convenience store industries, which compromised 33% and 28%, respectively, of the Company’s 2014 gross annualized rental revenues.
Offering and Related Costs
CR V Advisors funds all of the organization and offering costs on the Company’s behalf (excluding selling commissions and dealer manager fees) and may be reimbursed for such costs up to 2.0% of gross proceeds from the Offering. As of September 30, 2014, CR V Advisors had paid organization and offering costs in excess of the 2.0% in connection with the Offering. These excess costs were not included in the financial statements of the Company because such costs were not a liability of the Company as they exceeded 2.0% of gross proceeds from the Offering. As the Company raises additional

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

proceeds from the Offering, these excess costs may become payable. When recorded by the Company, organization costs are expensed as incurred, and offering costs, which include items such as legal and accounting fees, marketing, personnel, promotional and printing costs, are recorded as a reduction of capital in excess of par value along with selling commissions and dealer manager fees in the period in which they become payable.
Redeemable Common Stock
Under the Company’s share redemption program, the Company’s requirement to redeem shares of its outstanding common stock is limited, among other things, to the net proceeds received by the Company from the sale of shares under the DRIP, net of shares redeemed to date. The Company records amounts that are redeemable under the share redemption program as redeemable common stock outside of permanent equity in its consolidated balance sheets. Changes in the amount of redeemable common stock from period to period are recorded as an adjustment to capital in excess of par value.
Interest
Interest is charged to interest expense as it accrues. No interest costs were capitalized during the nine months ended September 30, 2014.
Distributions Payable and Distribution Policy
In order to qualify and maintain its status as a REIT, the Company is required to, among other things, make distributions each taxable year equal to at least 90% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). To the extent that funds are available, the Company intends to pay regular distributions to stockholders. Distributions are paid to stockholders of record as of applicable record dates. The Company intends to qualify and elect to be taxed as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2014; however, the Company has not yet elected, and has not yet qualified, to be taxed as a REIT, as it did not commence principal operations until March 18, 2014.
The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0043150685 per share, based on a per share price of $25.00, for stockholders of record as of the close of business on each day of the period commencing on March 19, 2014 and ending on December 31, 2014. As of September 30, 2014, the Company had distributions payable of $470,000.
Stockholders’ Equity
As of September 30, 2014 and December 31, 2013, the Company was authorized to issue 490.0 million shares of common stock and 10.0 million shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On February 15, 2013, the Company sold 100 shares of common stock, at $10.00 per share, to a predecessor of CREInvestments, LLC (“CREI”), and on June 19, 2013, the Company sold 19,900 shares of common stock, at $10.00 per share, to CREI, each of which was formerly the indirect owner of CR V Advisors and CCC. Subsequent to December 31, 2013, the ownership of such shares was transferred to ARCP OP. In addition, the shares issued and outstanding, as well as the dollar amount of common stock and capital in excess of par value, as of December 31, 2013 have been retroactively adjusted to reflect the Reverse Stock Split. Pursuant to the Company’s charter, ARCP OP is prohibited from selling the 8,000 shares of the common stock that represents the initial investment in the Company for so long as Cole Capital remains the Company’s sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these 8,000 shares of the Company’s common stock to other affiliates of the Company’s sponsor. The Company’s board of directors may amend the Company’s charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue without obtaining stockholder approval. The par value of investor proceeds raised from the Offering is classified as common stock, with the remainder allocated to capital in excess of par value.
Reportable Segment
The Company’s operating segment consists of commercial properties, which may include activities related to investing in real estate such as retail, office and distribution properties and other real estate-related assets. The commercial properties are geographically diversified and have similar economic characteristics. The Company evaluates operating performance on an overall portfolio level; therefore, the Company’s properties are one reportable segment.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

Revenue Recognition
Certain properties have leases where minimum rental payments increase during the term of the lease. The Company records rental income for the full term of each lease on a straight-line basis. When the Company acquires a property, the terms of existing leases are considered to commence as of the acquisition date for the purpose of this calculation. The Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses are included in tenant reimbursement income in the period when such costs are incurred.
Earnings (Loss) Per Share
Earnings (loss) per share are calculated based on the weighted average number of common shares outstanding during each period presented. Diluted income (loss) per share considers the effect of any potentially dilutive share equivalents, of which the Company had none during the nine months ended September 30, 2014.
Income Taxes
The Company intends to elect to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 2014, as it did not commence principal operations until March 18, 2014. If the Company qualifies for taxation as a REIT, the Company will generally not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders, and so long as it, among other things, distributes at least 90% of its annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it or its subsidiaries may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.
Recent Accounting Pronouncements
In April 2014, the U.S. Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”), which amends the reporting requirements for discontinued operations by updating the definition of a discontinued operation to be a component of an entity that represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results, resulting in fewer disposals that qualify for discontinued operations reporting; yet, the pronouncement also requires expanded disclosures for discontinued operations. The adoption of ASU 2014-08 did not have a material impact on the Company’s condensed consolidated unaudited financial statements because the Company did not have any discontinued operations.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes the revenue recognition requirements in Revenue Recognition (Topic 605), and requires an entity to recognize revenue in a way that depicts the transfer of promised goods or services to customers, including real estate sales, in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. The Company does not believe ASU 2014-09, when effective, will have a material impact on the Company’s condensed consolidated unaudited financial statements because the Company currently accounts for real estate sales in a manner that is consistent with ASU 2014-09.
In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which requires management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. ASU 2014-15 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, with early application permitted. The Company does not believe ASU 2014-15, when effective, will have a material impact on the Company’s condensed consolidated unaudited financial statements because the Company currently does not have any conditions that give rise to substantial doubt about its ability to continue as a going concern.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

NOTE 3 — FAIR VALUE MEASUREMENTS
GAAP defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. GAAP emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:
Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2 – Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e. interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).
Level 3 – Unobservable inputs, which are only used to the extent that observable inputs are not available, reflect the Company’s assumptions about the pricing of an asset or liability.
The following describes the methods the Company uses to estimate the fair value of the Company’s financial assets and liabilities:
Cash and cash equivalents and restricted cash – The Company considers the carrying values of these financial assets to approximate fair value because of the short period of time between their origination and their expected realization. These financial assets are considered Level 1.
Credit facility, notes payable and line of credit with affiliate – The fair value is estimated by discounting the expected cash flows based on estimated borrowing rates available to the Company as of the measurement date. The estimated fair value of the Company’s debt was $112.5 million as of September 30, 2014, compared to a carrying value of $112.2 million. The Company had no debt outstanding as of December 31, 2013. The fair value of the Company’s debt is estimated using Level 2 inputs.
Considerable judgment is necessary to develop estimated fair values of financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize, or be liable for, on disposition of the financial assets and liabilities. As of September 30, 2014, there have been no transfers of financial assets or liabilities between fair value hierarchy levels.
NOTE 4 — REAL ESTATE ACQUISITIONS
During the nine months ended September 30, 2014, the Company acquired 47 commercial properties for an aggregate purchase price of $192.9 million (the “2014 Acquisitions”). The Company purchased the 2014 Acquisitions with net proceeds from the Offering and available borrowings. The Company allocated the purchase price of these properties to the fair value of the assets acquired. The following table summarizes the purchase price allocation for acquisitions purchased during the nine months ended September 30, 2014:

2014 Acquisitions
Land	$45,874,722
Building and improvements	121,700,337
Acquired in-place leases	22,842,166
Acquired above market leases	3,738,111
Acquired below market leases	(288,431)
Fair value adjustment of assumed notes payable	(993,875)
Total purchase price	$192,873,030

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

During the three and nine months ended September 30, 2014, the Company recorded revenue of $739,000 and $831,000, respectively, and a net loss of $5.3 million and $6.5 million, respectively, related to the 2014 Acquisitions.
The following information summarizes selected financial information of the Company as if all of the 2014 Acquisitions were completed on March 18, 2014, the date the Company commenced principal operations, for each period presented below. The table below presents the Company’s estimated revenue and net income (loss), on a pro forma basis, for the three months ended September 30, 2014 and for the period from March 18, 2014 to September 30, 2014, respectively.

	Three Months Ended September 30, 2014	Period from March 18, 2014 to September 30, 2014
Pro forma basis:
Revenue	$2,587,092	$5,540,527
Net income (loss)	$882,005	$(3,518,003)
The pro forma information for the three months ended September 30, 2014 was adjusted to exclude $5.0 million of acquisition costs recorded during such period related to the 2014 Acquisitions. These costs were recognized in the pro forma information for the period from March 18, 2014 to September 30, 2014. The pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of the period, nor does it purport to represent the results of future operations.
Escrowed Funds for Acquisition of Real Estate Investment
During the nine months ended September 30, 2014, the Company agreed to purchase a portfolio of properties leased by Arpo, LLC, which includes 14 properties, pursuant to a purchase and sale agreement. During the nine months ended September 30, 2014, the Company funded all 14 properties, of which the acquisition of 13 of the properties closed. The last property in the portfolio is expected to be acquired in November 2014 for $5.9 million. As of September 30, 2014, $5.9 million was included in escrowed funds for acquisition of real estate investment on the condensed consolidated unaudited balance sheets.
NOTE 5 — CREDIT FACILITY AND LINE OF CREDIT WITH AFFILIATE
As of September 30, 2014, the Company had $112.2 million of debt outstanding, with a weighted average years to maturity of 2.20 years and a weighted average interest rate of 3.49%. The following table summarizes the debt activity for the nine months ended September 30, 2014 and the debt balances as of September 30, 2014 and December 31, 2013:

		During the Nine Months Ended September 30, 2014
	December 31, 2013	Debt Issuance and Assumptions	Repayments	Other (1)	Balance as of September 30, 2014
Credit facility	$—	$51,153,000	$(2,653,000)	$—	$48,500,000
Fixed rate debt	—	42,750,000	—	988,798	43,738,798
Line of credit with affiliate	—	30,700,000	(10,700,000)	—	20,000,000
Total	$—	$124,603,000	$(13,353,000)	$988,798	$112,238,798
(1) Represents fair value adjustment of an assumed mortgage note payable, net of accretion.
As of September 30, 2014, the Company had $48.5 million of debt outstanding under its secured revolving credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent. The Credit Facility allowed the Company to borrow up to $50.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding not to exceed the borrowing base, calculated as 70% of the aggregate value allocated to each qualified property comprising eligible collateral (the “Qualified Properties”). Based on the underlying collateral pool of $69.4 million, $88,000 was available for additional borrowings under the Credit Facility as of September 30, 2014. Subject to meeting certain conditions described in the credit agreement for the Credit Facility (the “Credit Agreement”) and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million. Additionally, subject to meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an aggregate value of $500.0 million, the secured Credit Facility may be converted to an unsecured credit facility, at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. The Credit Facility matures on April 25, 2017;

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

however, the Company may elect to extend the maturity dates of certain loans to April 25, 2019 subject to satisfying certain conditions described in the Credit Agreement.
The Revolving Loans will bear interest at rates depending upon the type of loan specified by the Company. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by the Company, multiplied by the statutory reserve rate (as defined in the Credit Agreement), plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company (the “Leverage Ratio”), and ranges from 1.90% at a Leverage Ratio of 50.0% or less to 2.75% at a Leverage Ratio greater than 65.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of: (a) JPMorgan Chase’s Prime Rate; (b) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%; or (c) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the “Base Rate Applicable Rate”). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50.0% or less to 1.75% at a Leverage Ratio greater than 65.0%. As of September 30, 2014, the Revolving Loans had an interest rate of 2.05%.
The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements, maximum variable rate, recourse debt requirements and dividend payout requirements. In particular, the Credit Agreement required the Company to maintain a minimum consolidated net worth of at least $83.3 million as of September 30, 2014, a leverage ratio less than or equal to 70.0% and a fixed charge coverage ratio equal to or greater than 1.50. Based on the Company’s analysis and review of its results of operations and financial condition, the Company believes it was in compliance with the covenants of the Credit Facility as of September 30, 2014. Subsequent to September 30, 2014, the Company entered into a second modification and lender joinder agreement to the Credit Agreement (the “Modification Agreement”) with JPMorgan Chase, as administrative agent, and Bank of America, N.A. and Capital One, N.A., as new lenders, in order to increase the maximum principal amount of the Credit Facility to $300.0 million in revolving loans (the “Amended Credit Facility”).
Additionally, during the nine months ended September 30, 2014, in connection with certain property acquisitions with an aggregate purchase price of $52.5 million, the Company assumed two mortgage loan agreements from the sellers, both with Capmark Bank, a Utah Industrial Bank, in the aggregate principal amount of $42.8 million. The loans each bear interest at a fixed rate of 5.66% per annum with interest payments due monthly. The principal amount will be due April 1, 2017, the maturity date. The loans are non-recourse to the Company, but the Company is liable for customary non-recourse carve-outs. The loans contain customary financial, affirmative and negative covenants and other customary events of default.
During the nine months ended September 30, 2014, the Company entered into a modification agreement with Series C, LLC (“Series C”), an affiliate of CR V Advisors, in order to increase the maximum principal amount of the Company’s original subordinate revolving line of credit to $60.0 million (the “Series C Loan”). The Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on March 17, 2015. The Series C Loan had an interest rate of 2.36% as of September 30, 2014. In the event the Series C Loan is not paid off on the maturity date, the loan includes usual and customary default provisions. The Series C Loan was approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances. As of September 30, 2014, the Company had $20.0 million of debt outstanding and $40.0 million available for borrowing under the Series C Loan.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Litigation
In the ordinary course of business, the Company may become subject to litigation or claims. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on its results of operations, financial condition or liquidity.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

Environmental Matters
In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. The Company carries environmental liability insurance on its properties that provides limited coverage for remediation liability and pollution liability for third-party bodily injury and property damage claims. The Company is not aware of any environmental matters which it believes are reasonably possible to have a material effect on its results of operations, financial condition or liquidity.
NOTE 7 — RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS
The Company has incurred, and will continue to incur, commissions, fees and expenses payable to CR V Advisors and certain of its affiliates in connection with the Offering and the acquisition, management and disposition of its assets.
Offering
In connection with the Offering, CCC, the Company’s dealer manager, which is affiliated with CR V Advisors, receives a selling commission of up to 7.0% of gross offering proceeds from the primary portion of the Offering before reallowance of commissions earned by participating broker-dealers. CCC intends to reallow 100% of selling commissions earned to participating broker-dealers. In addition, CCC receives up to 2.0% of gross offering proceeds before reallowance to participating broker-dealers as a dealer manager fee in connection with the primary portion of the Offering. CCC, in its sole discretion, may reallow all or a portion of its dealer manager fee to such participating broker-dealers. No selling commissions or dealer manager fees are paid to CCC or other broker-dealers with respect to shares sold pursuant to the DRIP.
All other organization and offering expenses associated with the sale of the Company’s common stock (excluding selling commissions and dealer manager fees) are paid for by CR V Advisors or its affiliates and are reimbursed by the Company up to 2.0% of aggregate gross offering proceeds. A portion of the other organization and offering expenses may be considered to be underwriting compensation. As of September 30, 2014, CR V Advisors had paid organization and offering costs in excess of the 2.0% in connection with the Offering. These excess costs were not included in the financial statements of the Company because such costs were not a liability of the Company as they exceeded 2.0% of gross proceeds from the Offering. As the Company raises additional proceeds from the Offering, these excess costs may become payable.
The Company incurred commissions, fees and expense reimbursements as shown in the table below for services provided by CR V Advisors and its affiliates related to the services described above during the periods indicated:

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Offering:
Selling commissions	$5,989,326	$7,336,650
Selling commissions reallowed by CCC	$5,989,326	$7,336,650
Dealer manager fees	$1,763,841	$2,180,002
Dealer manager fees reallowed by CCC	$952,813	$1,130,829
Other offering costs	$1,766,135	$2,230,750

As of September 30, 2014, $11.7 million of the amounts shown above had been paid to CR V Advisors and its affiliates and no amounts had been incurred, but not yet paid, for services provided by CR V Advisors or its affiliates in connection with the offering stage. As the Company did not commence principal operations until March 18, 2014, the Company did not incur any selling commissions, dealer manager fees or expense reimbursements in connection with the offering stage during the nine months ended September 30, 2013.
Acquisitions and Operations
CR V Advisors or its affiliates also receive acquisition fees of up to 2.0% of: (1) the contract purchase price of each property or asset the Company acquires; (2) the amount paid in respect of the development, construction or improvement of each asset the Company acquires; (3) the purchase price of any loan the Company acquires; and (4) the principal amount of any loan the Company originates. In addition, the Company reimburses CR V Advisors or its affiliates for insourced expenses incurred in the process of acquiring a property or the origination or acquisition of a loan, which are fixed on an annual basis to 0.5% of the contract purchase price and 0.5% of the amount advanced for a loan or other investment and for all such loans and

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

investments on an annualized basis. Additionally, CR V Advisors or its affiliates are reimbursed for acquisition-related expenses incurred in the process of acquiring properties, so long as the total acquisition fees and expenses relating to the transaction do not exceed 6.0% of the contract purchase price.
The Company pays CR V Advisors a monthly advisory fee based upon the Company’s monthly average invested assets, which is equal to the following amounts: (1) an annualized rate of 0.75% paid on the Company’s average invested assets that are between $0 to $2.0 billion; (2) an annualized rate of 0.70% paid on the Company’s average invested assets that are between $2.0 billion to $4.0 billion; and (3) an annualized rate of 0.65% paid on the Company’s average invested assets that are over $4.0 billion.
The Company reimburses CR V Advisors, or its affiliates, for the expenses they paid or incurred in connection with the advisory and administrative services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (1) 2.0% of average invested assets; or (2) 25.0% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period.
The Company incurred fees and expense reimbursements as shown in the table below for services provided by CR V Advisors or its affiliates related to the services described above during the periods indicated.

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Acquisition and Operations:
Acquisition fees and expenses	$4,099,492	$4,830,649
Advisory fees and expenses	$112,157	$130,440
Operating expenses	$115,613	$143,803

As of September 30, 2014, $5.0 million of the amounts shown above had been paid to CR V Advisors and its affiliates and $103,000 had been incurred, but not yet paid, for services provided by CR V Advisors or its affiliates in connection with the Company’s acquisitions and operations stage and was a liability to the Company. As the Company did not commence principal operations until March 18, 2014, the Company did not incur any fees or expense reimbursements in connection with the acquisitions and operations stage during the nine months ended September 30, 2013.
Liquidation/Listing
If CR V Advisors or its affiliates provide a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of properties, the Company will pay CR V Advisors or its affiliates a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of the property, not to exceed 1.0% of the contract price of the property sold; provided, however, in no event may the disposition fee paid to CR V Advisors or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. In addition, if CR V Advisors or its affiliates provides a substantial amount of services, as determined by a majority of the Company’s independent directors, in connection with the sale of one or more assets other than properties, the Company may separately compensate CR V Advisors at such rates and in such amounts as the Company’s board of directors, including a majority of the Company’s independent directors, and CR V Advisors agree upon, not to exceed an amount equal to 1.0% of the contract price of the asset sold.
In addition, the Company will pay a subordinated performance fee under one of the following alternative events: (1) if the Company’s shares are listed on a national securities exchange, CR V Advisors, or its affiliates, will be entitled to a subordinated performance fee equal to 15.0% of the amount, if any, by which (i) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing, exceed (ii) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6.0% annual cumulative, non-compounded return to investors; (2) if the Company is sold or its assets are liquidated, CR V Advisors will be entitled to a subordinated performance fee equal to 15.0% of the net sale proceeds remaining after investors have received a return of their net capital invested and a 6.0% annual cumulative, non-compounded return; or (3) upon termination of the advisory agreement, CR V Advisors may be entitled to a subordinated performance fee similar to the fee to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

During each of the nine months ended September 30, 2014 and 2013, no commissions or fees were incurred for any services provided by CR V Advisors and its affiliates in connection with the liquidation/listing stage.
Due to Affiliates
As of September 30, 2014, $103,000 had been incurred for advisory, operating and acquisition-related expenses by CR V Advisors or its affiliates, but had not yet been reimbursed by the Company, and was included in due to affiliates on the condensed consolidated unaudited balance sheets.
Transactions
In connection with the real estate assets acquired during the nine months ended September 30, 2014, the Company entered into the Series C Loan. Refer to Note 5 to these condensed consolidated unaudited financial statements for the terms of the Series C Loan. As of September 30, 2014, the Company had $20.0 million outstanding under the Series C Loan. The Company incurred $11,800 of interest due to an affiliate of CR V Advisors related to the Series C Loan during the nine months ended September 30, 2014. During the year ended December 31, 2013, the Company did not enter into any loan agreements with affiliates of the CR V Advisors.
NOTE 8 — ECONOMIC DEPENDENCY
Under various agreements, the Company has engaged or will engage CR V Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issuance, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon CR V Advisors and its affiliates. In the event that these companies are unable to provide the Company with these services, the Company would be required to find alternative providers of these services.
NOTE 9 — SUBSEQUENT EVENTS
ARCP/RCAP Agreement
On September 30, 2014, an affiliate of ARCP entered into a definitive agreement (the “RCAP Agreement”) with RCS Capital Corporation (“RCAP”) pursuant to which RCAP would acquire Cole Capital. The acquisition would include CR V Advisors and CCC. Despite the indirect change of control that would occur for the Company’s advisor, dealer manager and sponsor upon consummation of the transaction contemplated by the RCAP Agreement, such entities are expected to continue to serve in their respective capacities to the Company following the transaction.
The RCAP Agreement contemplates a strategic arrangement by which an indirect wholly-owned subsidiary of ARCP would act as sub-advisor (the “Sub-advisor”) to, and acquire and property manage real estate assets for, the non-traded real estate investment trusts sponsored by Cole Capital, including the Company, after completion of the transaction. As set forth in the RCAP Agreement, the Sub-advisor and RCAP (by way of its ownership of the Company’s advisor) would equally share the acquisition and advisory fees and expenses currently provided pursuant to the Company’s advisory agreement. In addition, the Sub-advisor would receive a portion of any disposition and incentive fees that may later become due to RCAP for advising the Company. The Sub-advisor would also receive all acquisition fees and expenses for property acquisitions under any purchase and sale agreement or letter of intent executed on or prior to September 30, 2014. All fees and expenses payable to RCAP or the Sub-advisor under the sub-advisory arrangement would be limited to the total amounts payable to the Company’s advisor under the advisory agreement, which would not change as a result of this arrangement. The completion of the transaction contemplated by the RCAP Agreement is subject to various closing conditions.
On October 22, 2014, CR V Advisors entered into an interim sub-advisory agreement (the “Interim Agreement”) with RCAP Cole REIT Advisors V, LLC, a subsidiary of RCAP (the “RCAP Sub-advisor”), in connection with the first closing under the RCAP Agreement. Pursuant to the Interim Agreement, the RCAP Sub-advisor will use commercially reasonable best efforts to manage and supervise the operations and administration of the Company, other than the acquisition, operation and disposition of the Company’s assets, pending the final closing under the RCAP Agreement. The Interim Agreement provides for substantially the same allocation of advisory services and compensation as contemplated under the RCAP agreement.

COLE CREDIT PROPERTY TRUST V, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
September 30, 2014

On November 3, 2014, RCAP publicly announced that it had notified ARCP of its purported termination of the RCAP Agreement, and that the RCAP Sub-advisor would not act as sub-advisor with respect to the Company. Also on November 3, 2014, ARCP publicly announced that it had informed RCAP that RCAP’s attempt to terminate the RCAP Agreement constitutes a breach of the RCAP Agreement.
On November 11, 2014, ARCP filed a complaint in the Court of Chancery of the State of Delaware against RCAP alleging that RCAP’s attempt to terminate the RCAP Agreement constitutes a breach of the RCAP Agreement and seeking, among other things, specific performance of the RCAP Agreement or, in the alternative, money damages.
Status of the Offering
As of November 10, 2014, the Company had received $170.1 million in gross offering proceeds through the issuance of approximately 6.8 million shares of its common stock in the Offering (including shares issued pursuant to the DRIP).

Investment in Real Estate Assets

Subsequent to September 30, 2014 through November 10, 2014, the Company acquired eight properties for an aggregate gross purchase price of $80.2 million. The acquisitions were funded through the use of net proceeds from the Offering and available borrowings. Acquisition-related expenses totaling $2.2 million were expensed as incurred. The Company has not completed its initial purchase price allocations with respect to these properties and therefore cannot provide the disclosures included for these properties in Note 4 to these condensed consolidated unaudited financial statements.
Borrowing Facilities
Subsequent to September 30, 2014, the Company entered into the Modification Agreement with JPMorgan Chase, as administrative agent, and Bank of America, N.A. and Capital One, N.A., as new lenders, in order to increase the maximum principal amount of the Credit Facility to $300.0 million in revolving loans. All other terms of the Credit Facility remain unchanged. As of November 10, 2014, the Company had $88.5 million outstanding under the Amended Credit Facility and based on the underlying collateral pool, $42.6 million was available for borrowing.
Subsequent to September 30, 2014, the Company entered into a second modification agreement to the Series C Loan, in order to extend the maturity date to March 17, 2016. As of November 10, 2014, the Company had $20.0 million outstanding on the Series C Loan and $40.0 million was available for borrowing.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated unaudited financial statements, the notes thereto and the other unaudited financial data included in this Quarterly Report on Form 10-Q. The following discussion should also be read in conjunction with our audited consolidated balance sheet, and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Registration Statement. The terms “we,” “us,” “our” and the “Company” refer to Cole Credit Property Trust V, Inc. and unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in our condensed consolidated unaudited financial statements and the notes thereto.
Forward-Looking Statements
Except for historical information, this section contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, discussion and analysis of our financial condition and our subsidiaries, our anticipated capital expenditures, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” or comparable words, variations and similar expressions are intended to identify forward-looking statements. All statements not based on historical fact are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. A full discussion of our risk factors may be found in the “Risk Factors” section in our prospectus, as supplemented, relating to the Offering.
Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Quarterly Report on Form 10-Q. We make no representation or warranty (express or implied) about the accuracy of any such forward looking statements contained in this Quarterly Report on Form 10-Q. Additionally, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this Quarterly Report on Form 10-Q include, among others, changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, rent relief, inability to obtain new tenants upon the expiration or termination of existing leases, inability to obtain financing or refinance existing debt and the potential need to fund tenant improvements or other capital expenditures out of operating cash flows. The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our prospectus, as supplemented, relating to the Offering.
Management’s discussion and analysis of financial condition and results of operations are based upon our condensed consolidated unaudited financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.
Overview
We were formed on December 12, 2012 and intend to qualify and elect to be taxed as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2014. We commenced our principal operations on March 18, 2014, when we satisfied the conditions of our escrow agreement and issued approximately 110,000 shares of our common stock. We have no paid employees and are externally advised and managed by CR V Advisors. We intend to use substantially all of the net proceeds from the Offering to acquire and operate a diverse portfolio of retail and other income-producing commercial properties, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and U.S. protectorates and subject to long-term triple net or double net leases, whereby the tenant will be obligated to pay for all or most of the expenses of maintaining the property (including real estate taxes, special assessments and sales and use taxes, utilities, insurance, building repairs and common area maintenance related to the property). We generally intend to hold each property we acquire for an extended period of more than seven years.

On February 7, 2014, ARCP acquired Cole, which, prior to its acquisition, indirectly owned and/or controlled our external advisor, CR V Advisors, our dealer manager, CCC, our property manager, CREI Advisors, and our sponsor, Cole Capital. As a result of ARCP’s acquisition of Cole, ARCP indirectly owns and/or controls CR V Advisors, CCC, CREI Advisors and Cole Capital.
Our operating results and cash flows are primarily influenced by rental income from our commercial properties, interest expense on our property indebtedness and acquisition and operating expenses. Rental and other property income accounted for 97% of our total revenue for both the three and nine months ended September 30, 2014. As 99% of our rentable square feet was under lease as of September 30, 2014 with a weighted average remaining lease term of 15.4 years, we believe our exposure to changes in commercial rental rates on our portfolio is substantially mitigated, except for vacancies caused by tenant bankruptcies or other factors. CR V Advisors regularly monitors the creditworthiness of our tenants by reviewing the tenant’s financial results, credit rating agency reports, when available, on the tenant or guarantor, the operating history of the property with such tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment and other information for changes and possible trends. If CR V Advisors identifies significant changes or trends that may adversely affect the creditworthiness of a tenant, it will gather a more in-depth knowledge of the tenant’s financial condition and, if necessary, attempt to mitigate the tenant credit risk by evaluating the possible sale of the property, or identifying a possible replacement tenant should the current tenant fail to perform on the lease. In addition, as of September 30, 2014, the debt leverage ratio of our consolidated real estate assets, which is the ratio of debt to total gross real estate assets net of gross intangible lease liabilities, was 58%.
As we acquire additional commercial real estate, we will be subject to changes in real estate prices and changes in interest rates on any current variable rate debt, refinancings or new indebtedness used to acquire the properties. We may manage our risk of changes in real estate prices on future property acquisitions, when applicable, by entering into purchase agreements and loan commitments simultaneously, or through loan assumption, so that our operating yield is determinable at the time we enter into a purchase agreement, by contracting with developers for future delivery of properties or by entering into sale-leaseback transactions. We manage our interest rate risk by monitoring the interest rate environment in connection with our future property acquisitions, when applicable, or upcoming debt maturities to determine the appropriate financing or refinancing terms, which may include fixed rate loans, variable rate loans or interest rate hedges. If we are unable to acquire suitable properties or obtain suitable financing terms for future acquisitions or refinancing, our results of operations may be adversely affected.
Results of Operations
Our results of operations are influenced by the timing of acquisitions and the operating performance of our real estate investments. As we did not commence principal operations until March 18, 2014, comparative financial data is not presented for the three and nine months ended September 30, 2013. The following table shows the property statistics of our real estate assets as of September 30, 2014:

September 30, 2014
Number of commercial properties	47
Approximate rentable square feet	716,000
Percentage of rentable square feet leased	98.6%
The following table summarizes our real estate investment activity during the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
Commercial properties acquired	40		47
Approximate purchase price of acquired properties	$163.7	million	$192.9	million
Approximate rentable square feet	572,000		716,000

Three Months Ended September 30, 2014
Revenue for the three months ended September 30, 2014 totaled $739,000. Our revenue consisted primarily of rental and other property income of $717,000 related to our 47 properties, which accounted for 97% of total revenue. We also recorded tenant reimbursement income of $22,000 related to certain operating expenses paid by us subject to reimbursement by tenants during the three months ended September 30, 2014.
General and administrative expenses for the three months ended September 30, 2014 totaled $400,000, primarily consisting of advisor reimbursements, legal and accounting fees, board of directors fees and corporate insurance. For the three months ended September 30, 2014, property operating expenses were $27,000, primarily relating to property taxes. Depreciation and amortization expenses were $377,000 and acquisition-related expenses totaled $5.0 million during the three months ended September 30, 2014 related to the 2014 Acquisitions.
Pursuant to the advisory agreement with CR V Advisors and based upon the amount of our current invested assets, we are required to pay to CR V Advisors a monthly advisory fee equal to one-twelfth of 0.75% of the average invested assets. Additionally, we may be required to reimburse certain expenses incurred by CR V Advisors in providing such advisory services, subject to limitations as set forth in the advisory agreement. Advisory fees and expenses for the three months ended September 30, 2014 totaled $112,000.
The 2014 Acquisitions were financed with net proceeds from the Offering, $92.2 million in borrowings under the Credit Facility and assumed notes payable and $20.0 million in borrowings under the Series C Loan. During the three months ended September 30, 2014, we incurred interest expense of $85,000, which included $32,000 in amortization of deferred financing costs. Our debt financing costs in future periods will vary based on our level of future borrowings, which will depend on the level of investor proceeds raised in the Offering, the cost and availability of borrowings and the opportunity to acquire real estate assets in accordance with our investment strategy.
Nine Months Ended September 30, 2014
Revenue for the nine months ended September 30, 2014 totaled $831,000. Our revenue consisted primarily of rental and other property income of $803,000 related to our 47 properties, which accounted for 97% of total revenue. We also recorded tenant reimbursement income of $28,000 related to certain operating expenses paid by us subject to reimbursement by tenants during the nine months ended September 30, 2014.
General and administrative expenses for the nine months ended September 30, 2014 totaled $553,000, primarily consisting of advisor reimbursements, legal and accounting fees, board of directors fees and corporate insurance. For the nine months ended September 30, 2014, property operating expenses were $34,000, primarily related to property taxes. Depreciation and amortization expenses were $438,000 and acquisition-related expenses totaled $6.0 million during the nine months ended September 30, 2014 related to the 2014 Acquisitions.
Pursuant to the advisory agreement with CR V Advisors and based upon the amount of our current invested assets, we are required to pay to CR V Advisors a monthly advisory fee equal to one-twelfth of 0.75% of the average invested assets. Additionally, we may be required to reimburse certain expenses incurred by CR V Advisors in providing such advisory services, subject to limitations as set forth in the advisory agreement. Advisory fees and expenses for the nine months ended September 30, 2014 totaled $130,000.
The 2014 Acquisitions were financed with net proceeds from the Offering, $92.2 million in borrowings under the Credit Facility and assumed notes payable and $20.0 million in borrowings under the Series C Loan. During the nine months ended September 30, 2014, we incurred interest expense of $118,000, which included $58,000 in amortization of deferred financing costs. Our debt financing costs in future periods will vary based on our level of future borrowings, which will depend on the level of investor proceeds raised in the Offering, the cost and availability of borrowings and the opportunity to acquire real estate assets in accordance with our investment strategy.
Distributions
Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0043150685 per share, based on a per share price of $25.00, for stockholders of record as of the close of business on each day of the period commencing on March 19, 2014 and ending on December 31, 2014. As of September 30, 2014, we had distributions payable of $470,000.

During the nine months ended September 30, 2014, we paid distributions of $593,000, including $281,000 through the issuance of shares pursuant to the DRIP. Net cash used in operating activities for the nine months ended September 30, 2014 was $5.0 million and reflected a reduction for real estate acquisition-related expenses incurred of $6.0 million. We treat our real estate acquisition-related expenses as funded by proceeds from the Offering, including proceeds from the DRIP. Therefore, proceeds from the issuance of common stock for the nine months ended September 30, 2014 are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows from operating activities. As such, our 2014 distributions were funded by proceeds from the Offering of $593,000, or 100%.
Share Redemptions
Our share redemption program permits our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The share redemption program provides that we will redeem shares of our common stock from requesting stockholders, subject to the terms and conditions of the share redemption program. We will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid. Funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under the DRIP. In addition, we will redeem shares on a quarterly basis, at the rate of approximately 1.25% of the weighted average number of shares outstanding during the trailing 12 month period ending on the last day of the fiscal quarter for which the redemptions are being paid. As of September 30, 2014, no redemptions were requested and no shares were redeemed under our share redemption program.
Liquidity and Capital Resources
General
Our principal demands for funds will be for real estate and real estate-related investments, for the payment of acquisition-related costs, operating expenses, distributions and principal and interest on any outstanding indebtedness and to satisfy redemption requests. Generally, we expect to meet cash needs for items other than acquisitions from our cash flows from operations, and we expect to meet cash needs for acquisitions from the net proceeds of the Offering and from debt financings. The sources of our operating cash flows will primarily be provided by the rental income received from our leased properties. We expect to raise capital through the Offering and to utilize such funds and proceeds from secured or unsecured financing to complete future property acquisitions. As of September 30, 2014, we had raised $111.5 million of gross proceeds from the Offering before organization and offering costs, selling commissions and dealer manager fees of $11.7 million. As of September 30, 2014, we had cash of $6.4 million and available borrowings of $40.0 million under the Series C Loan and $88,000 under the Credit Facility. Refer to Item 1A - Risk Factors for potential impacts to our ability to raise capital in the near term.
Short-term Liquidity and Capital Resources
On a short-term basis, our principal demands for funds will be for the acquisition of real estate and real estate-related investments and the payment of acquisition-related expenses, operating expenses, distributions and interest and principal on current and any future indebtedness. We expect to meet our short-term liquidity requirements through net cash provided by operations and proceeds from the Offering, as well as secured or unsecured borrowings from banks and other lenders to finance our expected future acquisitions. We believe that the resources stated above will be sufficient to satisfy our operating requirements for the foreseeable future, and we do not anticipate a need to raise funds from sources other than those described above within the next 12 months.
We expect our operating cash flows to increase as we continue to acquire properties. Assuming a maximum offering and assuming all shares available under the DRIP are sold, we expect that approximately 87.6% of the gross proceeds from the sale of our common stock (86.3% if no shares are issued pursuant to the DRIP) will be invested in real estate and real estate-related assets, while the remaining approximately 12.4% will be used for working capital and to pay costs of the Offering, including selling commissions, dealer manager fees, organization and offering expenses and fees and expenses of CR V Advisors in connection with acquiring properties. CR V Advisors pays the organizational and other offering costs associated with the sale of our common stock (excluding selling commissions and the dealer manager fees), which we reimburse in an amount up to 2.0% of the gross proceeds of the Offering. As of September 30, 2014, CR V Advisors had paid organization and offering costs in excess of the 2.0% in connection with the Offering. These excess costs were not included in our financial statements because such costs were not a liability to us as they exceeded 2.0% of gross proceeds from the Offering. As we continue to raise additional proceeds from the Offering, these excess costs may become payable.

Long-term Liquidity and Capital Resources
On a long-term basis, our principal demands for funds will be for the acquisition of real estate and real estate-related investments and the payment of acquisition-related expenses, operating expenses, distributions and redemptions to stockholders and interest and principal on any current and future indebtedness. Generally, we expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured borrowings from banks and other lenders and net cash flows provided by operations.
We expect that substantially all net cash flows from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid; however, we may use other sources to fund distributions, as necessary, including proceeds from the Offering, borrowings on the Amended Credit Facility or the Series C Loan and/or future borrowings on our unencumbered assets. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower than expected returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash flows from the Offering or debt financings will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt or distributions to our stockholders.
As of September 30, 2014, we had issued approximately 4.5 million shares of our common stock in the Offering resulting in gross proceeds of $111.5 million.
As of September 30, 2014, we had $112.2 million of debt outstanding and the ratio of our debt to gross real estate assets, net of gross intangible lease liabilities, was 58%. In addition, as of September 30, 2014, we had available borrowings of $40.0 million under the Series C Loan. See Note 5 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for certain terms of our debt outstanding.
Subsequent to September 30, 2014, we entered into the Amended Credit Facility, which provides for up to $300.0 million in available borrowings. See Note 9 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for further discussion of the Amended Credit Facility.
Our contractual obligations as of September 30, 2014 were as follows:

	Payments due by period (1)
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Principal payments — credit facility	$48,500,000	$—	$48,500,000	$—	$—
Interest payments — credit facility (2)	3,032,845	1,010,026	2,022,819	—	—
Principal payments — fixed rate debt (3)	42,750,000	—	42,750,000	—	—
Interest payments — fixed rate debt	6,136,501	2,453,256	3,683,245	—	—
Principal payments — line of credit with affiliate (4)	20,000,000	20,000,000	—	—	—
Interest payments — line of credit with affiliate (5)	217,517	217,517	—	—	—
Total	$120,636,863	$23,680,799	$96,956,064	$—	$—

(1)	The table does not include amounts due to CR V Advisors or its affiliates pursuant to our advisory agreement because such amounts are not fixed and determinable.

(2)	Payment obligations for the Revolving Loans outstanding under the Credit Facility are based on the interest rate in effect as of September 30, 2014 of 2.05%.

(3)
Principal payment amounts reflect actual payments based on the face amount of notes payable secured by our wholly-owned properties. As of September 30, 2014, the fair value adjustment, net of accretion, of mortgage notes assumed was $989,000.

(4)	Subsequent to September 30, 2014, the Series C Loan maturity date was extended to March 17, 2016.

(5)	Payment obligations under the Series C Loan are based on the interest rate in effect as of September 30, 2014 of 2.36%.
We expect to incur additional borrowings in the future to acquire additional properties and make other real estate related investments. There is no limitation on the amount we may borrow against any single improved property. Our future borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the North American Securities Administrators Association REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing.
Cash Flow Analysis
Operating Activities. Net cash used in operating activities was $5.0 million for the nine months ended September 30, 2014, primarily due to increases in deferred rental income of $501,000, accounts payable and accrued expenses of $812,000 and net depreciation and amortization of $502,000, offset by prepaid expenses and other assets of $171,000 and a net loss of $6.5 million, which resulted primarily from $6.0 million of acquisition-related expenses for the 2014 Acquisitions. See “— Results of Operations” for a more complete discussion of the factors impacting our operating performance.
Investing Activities. Net cash used in investing activities was $156.2 million for the nine months ended September 30, 2014, primarily resulting from the purchase of the 2014 Acquisitions.
Financing Activities. Net cash provided by financing activities was $167.5 million for the nine months ended September 30, 2014, primarily due to net proceeds from the issuance of common stock of $99.5 million and net aggregate proceeds from the Series C Loan and the Credit Facility of $68.5 million.
Election as a REIT
We believe we will qualify and intend to elect to be taxed as a REIT for federal income tax purposes under the Code beginning with the taxable year ending December 31, 2014, as we did not commence principal operations until March 18, 2014. To qualify and maintain our status as a REIT, we must meet certain requirements relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping. As a REIT, we generally would not be subject to federal income tax on taxable income that we distribute to our stockholders so long as we distribute at least 90% of our annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains).
If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification is lost, unless we are entitled to relief under specific statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. No provision for federal income taxes has been made in our accompanying condensed consolidated unaudited financial statements. We are subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in our accompanying condensed consolidated unaudited financial statements.
Critical Accounting Policies and Estimates
Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. We consider our critical accounting policies to be the following:

•	Investment in and Valuation of Real Estate Assets;

•	Allocation of Purchase Price of Real Estate Assets;

•	Revenue Recognition; and

•	Income Taxes.
A complete description of such policies and our considerations as of December 31, 2013 is contained in the Registration Statement, and our critical accounting policies have not changed during the nine months ended September 30, 2014. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with our audited consolidated balance sheet as of December 31, 2013 and related notes thereto, which is contained in the Registration Statement.

Commitments and Contingencies
We may be subject to certain commitments and contingencies with regard to certain transactions. Refer to Note 6 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for further explanations.
Related-Party Transactions and Agreements
We have entered into agreements with CR V Advisors and its affiliates whereby we agree to pay certain fees to, or reimburse certain expenses of, CR V Advisors or its affiliates such as acquisition fees, disposition fees, organization and offering costs, sales commissions, dealer manager fees, advisory fees and reimbursement of certain operating costs. See Note 7 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for a discussion of the various related-party transactions, agreements and fees.
Subsequent Events
Certain events occurred subsequent to September 30, 2014 through the filing date of this Quarterly Report on Form 10-Q. Refer to Note 9 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for further explanation.
Recent Accounting Pronouncements
Refer to Note 2 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for further explanation. There have been no accounting pronouncements issued, but not yet applied by us, that will significantly impact our financial statements.
Off-Balance Sheet Arrangements
As of September 30, 2014 and December 31, 2013, we had no material off-balance sheet arrangements that had or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity or capital resources.
Item 3.Quantitative and Qualitative Disclosures About Market Risk
In connection with the acquisition of our properties, we have obtained variable rate debt financing and are therefore exposed to changes in LIBOR. As of September 30, 2014, we had an aggregate of $68.5 million of variable rate debt outstanding under the Series C Loan and the Credit Facility, and a change of 50 basis points in interest rates would result in a change in interest expense of $343,000 per annum. In the future, we may obtain additional variable rate debt financing to fund certain property acquisitions and may be further exposed to interest rate changes. Our objectives in managing interest rate risks will be to limit the impact of interest rate changes on operations and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at interest rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. In addition, we expect that we may enter into derivative financial instruments such as interest rate swaps, interest rate caps and rate lock arrangements in order to mitigate our interest rate risk. To the extent we enter into such arrangements, we are exposed to credit and market risks including, but not limited to, the failure of any counterparty to perform under the terms of the derivative contract or the adverse effect on the value of the financial instrument resulting from a change in interest rates. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Item 4.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our chief executive officer and chief financial officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of September 30, 2014, were effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms promulgated under the Exchange Act, and is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosures.

Changes in Internal Control Over Financial Reporting
No change occurred in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d -15(f) of the Exchange Act) during the three months ended September 30, 2014 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings
In the ordinary course of business we may become subject to litigation or claims. We are not aware of any material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we are a party or to which our properties are the subject.

Item 1A.	Risk Factors
The following risk factors supplement the risk factors set forth in the Registration Statement. The risk factors contained in this “Item 1A - Risk Factors” should be read in conjunction with our condensed consolidated unaudited financial statements, the notes thereto, and the other unaudited financial data, and Management's Discussion and Analysis of Financial Condition and Results of Operations included in this Quarterly Report on Form 10-Q.
The suspension or termination of selling agreements by broker-dealers participating in the Offering, or our inability to generate additional selling agreements with prospective broker-dealers, will impact our ability to raise capital in the near term.
On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon, and that such independent investigation is ongoing. Subsequently, our dealer manager was advised by several of the broker-dealers participating in the Offering that they would either terminate or suspend their selling dealer agreements with our dealer manager, and by certain prospective broker-dealers that, for a period of time, they would suspend their initial review of the Offering prior to entering into a selling dealer agreement with our dealer manager. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to raise a substantial amount of capital, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives and may be unable to reduce our current leverage profile. This could also adversely affect our ability to pay regular distributions from cash flow from operations to investors.
Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of ARCP’s recent announcement that certain of ARCP’s financial statements should no longer be relied upon. To the extent such matters require further attention of the members of our management and the management of our advisor, such persons’ focus on our business strategy may be diminished.
On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon and that such independent investigation is ongoing. Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of such announcement. Should such persons be required to devote further attention to these matters, their focus on our business strategy may be diminished.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
On February 15, 2013, we sold 100 shares of common stock at $10.00 per share to a predecessor of CREI, and on June 19, 2013, we sold 19,900 shares of common stock, at $10.00 per share, to CREI, each of which was formerly the indirect owner of CR V Advisors and our dealer manager. We issued these shares in a private transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) under the Securities Act. Subsequent to December 31, 2013, the ownership of such shares was transferred to ARCP OP, a direct subsidiary of ARCP, which indirectly owns and/or controls CR V Advisors and Cole Capital. The shares issued and outstanding, as well as the dollar amount of common stock and capital in excess of par value, as of December 31, 2013 have been retroactively adjusted to reflect the Reverse Stock Split. Pursuant to our charter, ARCP OP is prohibited from selling the 8,000 shares of the common stock that represents the initial investment in the Company for so long as Cole Capital remains our sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these 8,000 shares of our common stock to other affiliates of our sponsor.
The Company did not make any sales of unregistered securities during the nine months ended September 30, 2014. Pursuant to the Registration Statement originally filed with the SEC on July 11, 2013 and declared effective by the SEC on March 17, 2014, we commenced our initial public offering on a “best efforts” basis of up to a maximum of $2.975 billion in shares of common stock. On February 7, 2014, we effected the Reverse Stock Split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of our common stock, resulting in a price change per share. As a result of the Reverse Stock Split, the Offering offers up to 100.0 million shares of our common stock at a price of $25.00 per share, subject to reduction in certain circumstances, and up to 20.0 million additional shares to be issued pursuant to the DRIP under which our stockholders may elect to have distributions reinvested in additional shares of common stock at a price of $23.75 per share.
On March 18, 2014, we satisfied the conditions of the escrow agreement regarding the minimum offering amount under the Offering and issued approximately 110,000 shares of our common stock to ARCP OP, resulting in gross proceeds of $2.5 million, and commenced principal operations. We have special escrow provisions for residents of Pennsylvania, which had not been satisfied as of November 10, 2014, and therefore, we had not accepted subscriptions from residents of Pennsylvania.
As of September 30, 2014, we had issued approximately 4.5 million shares of our common stock in the Offering for gross offering proceeds of $111.5 million, out of which we incurred $9.5 million in selling commissions and dealer manager fees and $2.2 million in organization and offering costs to CR V Advisors or its affiliates. With the net offering proceeds and indebtedness, we acquired $192.9 million in real estate assets and incurred acquisition-related expenses of $6.0 million, including costs of $4.8 million in acquisition fees and expense reimbursements to CR V Advisors. As of November 10, 2014, we have sold approximately 6.8 million shares in the Offering for gross offering proceeds of $170.1 million.
Our board of directors has adopted a share redemption program that permits our stockholders to sell their shares back to us after they have held them for at least one year, subject to the significant conditions and limitations described in the Registration Statement. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to waive the one-year holding period in the event of death, bankruptcy or other exigent circumstances or terminate, suspend or amend the share redemption program. The share redemption program provides that we will redeem shares of our common stock from requesting stockholders, subject to the terms and conditions of the share redemption program. Under our share redemption program, we will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid. Funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under the DRIP. In addition, under our share redemption program, we will redeem shares on a quarterly basis, at the rate of approximately 1.25% of the weighted average number of shares outstanding during the trailing 12 month period ending on the last day of the fiscal quarter for which the redemptions are being paid. During the quarter ended September 30, 2014, no redemptions were requested and no shares were redeemed.

Item 3.	Defaults Upon Senior Securities
No events occurred during the three months ended September 30, 2014 that would require a response to this item.

Item 4.	Mine Safety Disclosures
Not applicable.

Item 5.	Other Information
No events occurred during the three months ended September 30, 2014 that would require a response to this item.

Item 6.	Exhibits
The exhibits listed on the Exhibit Index (following the signature section of this Quarterly Report on Form 10-Q) are included herewith, or incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cole Credit Property Trust V, Inc.
(Registrant)

By:	/s/ Simon J. Misselbrook
Name:	Simon J. Misselbrook
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)
Date: November 12, 2014

EXHIBIT INDEX
The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
3.1
Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc. dated February 7, 2014(Incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-189891), filed February 10, 2014).

3.2
Articles of Amendment of the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc. dated March 7, 2014 (Incorporated by reference to Exhibit 3.2 to the Company’s Pre-Effective Amendment No. 3 to Form S-11 (File No. 333-189891), filed March 13, 2014).

3.3
Amended and Restated Bylaws of Cole Credit Property Trust V, Inc. effective February 7, 2014 (Incorporated by reference to Exhibit 3.2 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-189891), filed February 10, 2014).

4.1
Form of Initial Subscription Agreement (Incorporated by reference to Appendix B to Supplement No. 11 to the Company’s Prospectus pursuant to Rule 424(b)(3) (File No. 333-189891), filed September 3, 2014).

4.2
Form of Additional Subscription Agreement (Incorporated by reference to Appendix C to Supplement No. 11 to the Company’s Prospectus pursuant to Rule 424(b)(3) (File No. 333-189891), filed September 3, 2014).

4.3
Alternative Form of Initial Subscription Agreement (Incorporated by reference to Appendix D to Supplement No. 11 to the Company’s Prospectus pursuant to Rule 424(b)(3) (File No. 333-189891), filed September 3, 2014).

4.4
Alternative Form of Additional Subscription Agreement (Incorporated by reference to Appendix E to Supplement No. 11 to the Company’s Prospectus pursuant to Rule 424(b)(3) (File No. 333-189891), filed September 3, 2014).

10.1*
Master Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and The Estate of Seymour Baum, dated June 19, 2014, pursuant to a separate Assignment of Purchase Agreement and Escrow Instructions dated August 8, 2014.

10.2*
Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and Sand Capital VI, LLC, dated August 18, 2014, pursuant to a separate Assignment of Purchase Agreement and Escrow Instructions dated September 24, 2014.

10.3*
Purchase and Sale Agreement by and between ARCP Acquisitions, LLC and Houma Crossing, LTD., dated September 24, 2014, pursuant to a separate Assignment of Purchase and Sale Agreement dated September 25, 2014.

10.4*
Master Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and Penn 1031 LLC and Wood 1031 LLC, dated July 16, 2014, pursuant to a separate Assignment of Purchase and Sale Agreement and Escrow Instructions dated September 26, 2014.

10.5*	Modification Agreement by and between Cole Operating Partnership V, LP and Series C, LLC, dated September 24, 2014.
10.6*
Loan Agreement, dated as of March 29, 2007, among Wood 1031 LLC and Capmark Bank, pursuant to a separate Assumption and Release Agreement, dated as of September 26, 2014, among ARCP WG Portfolio I, LLC, Wood 1031 LLC and Capmark Bank.

10.7*
Loan Agreement, dated as of March 29, 2007, among Penn 1031 LLC and Capmark Bank, pursuant to a separate Assumption and Release Agreement, dated as of September 26, 2014, among ARCP WG Portfolio II, LLC, Penn 1031 LLC and Capmark Bank.

10.8*
Purchase and Sale Agreement by and between ARCP Acquisitions, LLC and CF United PropCo, LLC, dated September 10, 2014, pursuant to a separate Partial Assignment of Purchase and Sale Agreement dated September 30, 2014.

10.9*
Second Modification and Lender Joinder Agreement, dated as of October 17, 2014, among Cole Operating Partnership V, LP, JPMorgan Chase Bank, N.A. as administrative agent for the lenders, Bank of America, N.A. and Capital One, N.A.

10.10*
Master Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and MO Blankenbaker, LLC and MO Brynwood, LLC, dated September 29, 2014, pursuant to separate Partial Assignments of Purchase and Sale Agreement and Escrow Instructions dated October 23, 2014.

10.11*
Purchase and Sale Agreement with Escrow Instructions by and between ARCP Acquisitions, LLC and Lawton Marketplace Investors LP, dated September 22, 2014, pursuant to a separate Assignment of Purchase and Sale Agreement dated November 5, 2014.

31.1*	Certifications of the Principal Executive Officer of the Company pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit No.	Description
31.2*	Certifications of the Principal Financial Officer of the Company pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**
Certifications of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**
In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

     CCPT5-SUP-19